SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 27, 2013

EMAV HOLDINGS, INC.
(Formerly POPBIG, INC.)
(Exact name of registrant as specified in its charter)
_____________________________________________

DELAWARE	000-53492	26-3167800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Main Street, Suite 300
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 851-5996
(Registrant's telephone number including area code)

POPBIG, INC.
(Former name or former address, if changed since last report)
_____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors” including, in particular, risks relating to:

•	the results of research and development activities;

•	uncertainties relating to product testing, financing and strategic agreements and relationships;

•	the early stage of products under development;

•	our need for substantial additional funds;

•	government regulation;

•	our ability to obtain and maintain a steady availability of the vehicle to be used for our lead product, and any related restrictions or limitations on said availability;

•	our ability to obtain funding for our planned acquisitions and operations;

•	our ability to retain or hire key engineering, sales, or management personnel;

•	patent and intellectual property matters;

•	dependence on third-party manufacturers, suppliers, and vendors; and

•	competition.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly-changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 27, 2013, EMAV Holdings, Inc. (sometimes referred to in this report as “EMAV Holdings” or the “Company”); EV Pop Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of EMAV Holdings (sometimes referred to in this report as “Merger Sub”); and, Electric Motors and Vehicles Company, a Delaware corporation (“EMAV”), entered into an Agreement and Plan of Merger , sometimes referred to in this report as the “Merger Agreement”. Pursuant to the Merger Agreement, Merger Sub merged with and into EMAV, and EMAV was the surviving corporation of the transaction, which is sometimes referred to in this report as the “Merger”. Following the closing of the Merger, EMAV became a wholly-owned subsidiary of EMAV Holdings, with the former stockholders of EMAV owning 97.4% of the outstanding shares of common stock of the combined company.

Prior to the execution and delivery of the Merger Agreement, the board of directors of EMAV Holdings approved the Merger Agreement and the transactions contemplated thereby. Similarly, the board of directors of Electric Motors and Vehicles Company approved the Merger Agreement. On December 26, 2013, immediately prior to the execution and delivery of the Merger Agreement, EMAV Holdings amended its certificate of incorporation to change the name of the Company from PopBig, Inc. to “EMAV Holdings, Inc.”.

Under the Merger Agreement Merger Sub will cease to exist as a separate entity and EMAV will survive as a wholly-owned subsidiary of EMAV Holdings. The holders of the outstanding capital stock of EMAV will receive an equal number of shares of common stock of EMAV Holdings in exchange for their EMAV stock. The holders of the outstanding capital stock of Merger Sub will receive no consideration for their shares in the Merger. As a result of the Merger the combined entity will be solely engaged in EMAV’s business. The directors and officers of EMAV Holdings will remain unchanged as a result of the Merger. The Merger is being accounted for as a reverse-merger and recapitalization. EMAV is the acquirer for financial reporting purposes and EMAV Holdings is the acquired company.

The Merger closed concurrently with the execution and delivery of the Merger Agreement. Reference is hereby made to Item 2.01 regarding the completion of the Merger.

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth in this Item 1.01 is qualified in its entirety by reference to Exhibit 2.1.

As used in this Current Report on Form 8-K, (i) all references to the “Combined Company” refer to EMAV Holdings, Inc. and its subsidiary (Electric Motors and Vehicles Company), following the closing of the Merger; and, (ii) unless the context otherwise indicates or requires, all references to “we,” “our” and “us” refer to the Combined Company from and after the closing of the Merger.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 27, 2013, EMAV Holdings and Electric Motors and Vehicles Company closed the Merger. On December 26, 2013, immediately prior to the execution and delivery of the Merger Agreement, PopBig, Inc. amended its Certificate of Incorporation to change its name to EMAV Holdings, Inc. At the closing of the Merger, EMAV Holdings issued 38,840,525 shares of common stock to the former stockholders of Electric Motors and Vehicles Company in exchange for all of the outstanding shares of capital stock of Electric Motors and Vehicles Company. In addition, EMAV Holdings assumed the obligation of Electric Motors and Vehicles Company to issue shares pursuant to all outstanding warrants. Following the closing of the Merger, EMAV became a wholly-owned subsidiary of EMAV Holdings, with the former stockholders of EMAV owning 97.4% of the outstanding shares of common stock of the combined company. The holders of the outstanding capital stock of Merger Sub received no consideration for their shares in the Merger. Further, as a result of the Merger the combined entity will be solely engaged in EMAV’s business. The directors and officers of EMAV Holdings will remain unchanged as a result of the Merger. The Merger is being accounted for as a reverse-merger and recapitalization. EMAV is the acquirer for financial reporting purposes and EMAV Holdings is the acquired company.

BACKGROUND; FORM 10 INFORMATION REQUIREMENTS

EMAV Holdings was originally incorporated on May 14, 1987 in Florida as Ventura Promotion Group, Inc. for the purpose of engaging in the incentive marketing business. At the time of formation the Company was authorized to issue 7,500 shares of $1.00 par value common stock.

In approximately late 1997, the Company changed the direction of its business. In particular, the Company was in the business of manufacturing and marketing pre-packaged pour-in-place playground surfacing products. The Company subsequently held the exclusive manufacturing and distribution licenses for SafetyPlay 2 Surfacing for North America, Mexico, Central, and South America.

In anticipation of going public, on June 30, 1998, the Company raised its authorized common stock to 50,000,000 shares $0.001 par value. On November 12, 1998, the Company changed its name to American Surface Technologies International, Inc. The Company went public in July 1998 and began trading on the NASDAQ over the counter market under the symbol “VPGP” which symbol was changed to “SURF” following the November 1998 name change. The Company did not register with the Securities and Exchange Commission (“SEC”) and was not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

From 1998 through the end of 1999 the Company attempted to expand quickly, including expending a great deal of sums on research and development and projected growth. In 1999 the Company made a large capital investment to open a full scale manufacturing plant to produce its SafetyPlay products. The Company suffered from financial difficulties due to its rapid growth and associated expenditures. Despite efforts, including bringing in new management, the Company’s business ultimately failed and the Company ceased operations. In September 2001, the State of Florida administratively dissolved the Company for not maintaining proper filings with the state and not paying its franchise tax fees.

The Company ceased all business operations in 2001 and was effectively dormant until 2006. During that time the Company made two attempts to reactivate:

(i)           Effective October 31, 2005 the Company approved and authorized a plan of quasi reorganization and restatement of accounts to eliminate the accumulated deficit and related capital accounts on the Company’s balance sheet. The Company concluded its period of reorganization after reaching a settlement agreement with all of its significant creditors. The Company, as approved by its Board of Directors, elected to state its November 1, 2005 balance sheet as a “quasi reorganization”, pursuant to ARB 43. These rules require the revaluation of all assets and liabilities to their current values through a current charge to earnings and the elimination of any deficit in retained earnings by charging paid-in capital. From November 1, 2005 forward, the Company has recorded net income (and net losses) to retained earnings and (and net losses) to retained earnings and (accumulated deficit). These actions failed to generate any investor interest in the Company.

(ii)           In 2006, the Company briefly attempted to re-activate. The Company changed its name to Global Environmental, Inc. and increased its authorized common stock to 100,000,000 shares, $0.001 par value. However, this brief attempt was unsuccessful and was abandoned almost immediately.

On July 23, 2007, in its Court Order, the Circuit Court for the 11th Judicial Circuit in and for Miami Dade County, Florida granted the application of Century Capital Partners, LLC to have a receiver appointed for the Company. Mr. Michael Anthony was the sole managing member of Century Capital Partners, LLC. The Court appointed attorney Brian T. Scher as receiver of the Company. The Court Order appointing the receiver empowered Mr. Scher to evaluate our financial status; determine whether there are any options for corporate viability that could benefit our stockholders; reinstate our corporation with the Florida Secretary of State; and, obtain copies of our stockholder records from our transfer agent.

On or around September 26, the Company changed its transfer agent from Signature Stock Transfer to Island Stock Transfer.

Under Mr. Scher’s receivership, and with funds supplied by Century Capital Partners, LLC, the Company reinstated its corporate charter and paid all past due franchise taxes; paid the outstanding debt with the transfer agent; and made an analysis of the Company’s debts and potential for viability as a merger candidate. On October 7, 2007, Mr. Scher, as receiver, appointed Michael Anthony as our sole Director, President, Secretary, and Treasurer.

On October 8, 2007, following the submittal of detailed reports by Mr. Scher, the Court discharged the receiver and returned the Company to the control of its Board of Directors. On October 9, 2007, the Company adopted amended and restated Bylaws.

On or around October 17, 2007, in exchange for a capital investment of $12,562.00 by Century Capital Partners, LLC, the Company issued to Century Capital Partners, LLC 90,000,000 shares of its common stock (1,200,000 shares post reverse) representing approximately 88.1% of the Company’s common stock outstanding on that date. The funds were used to pay outstanding and ongoing administrative expenses, including though not limited to, transfer agent fees, state reinstatement and filing fees, and all costs associated with conducting the stockholders meeting.

On October 11, 2007, American Surface Technologies International, Inc. was incorporated in Delaware for the purpose of merging with American Surface Technologies International, Inc., a Florida Corporation so as to effect a re-domicile of the Company in Delaware. The new Delaware corporation was authorized to issue 250,000,000 shares of $.001 par value common stock and 2,000,000 shares of $.001 par value preferred stock. On December 11, 2007 both American Surface Technologies International, the Florida corporation, and American Surface Technologies International, the Delaware corporation, signed and filed Articles of Merger with their respective states, pursuant to which the Florida Corporation’s stockholders received one share of new (Delaware) common stock for every one share of old (Florida) common stock they owned. All outstanding shares of the Florida Corporation’s common stock were effectively purchased by the new Delaware Corporation, effectively merging the Florida Corporation into the Delaware Corporation, and making the Delaware Corporation the surviving entity.

On November 21, 2007, after proper notice to all stockholders, the Company held an annual meeting for the purposes of electing a new slate of directors. At the meeting, Michael Anthony was elected the sole Director. Immediately following the stockholder meeting, Michael Anthony convened a meeting of the Board of Directors and was duly elected as President, Secretary, and Treasurer of the Company.

On August 27, 2008 the Company changed its name to Ravenwood Bourne, Ltd. Effective September 30, 2008 the Company enacted a 1:75 reverse split of its outstanding common stock and changed the authorized capital stock to 300,000,000 shares $.001 par value common stock and 10,000,000 shares of preferred stock $.001 par value. Of the preferred stock 1,000,000 shares were designated as Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder thereof to ten (10) votes on all matters submitted to stock holders for vote; is convertible into ten (10) shares of common stock; and, has a liquidation preference of $1.00 per share. The Company’s name change was not meant to be reflective of any business plan or particular business industry but rather was thought by management at the time to be neutral and therefore may assist in the Company’s business plan to identify an operating company with which to merge.

On or around August 27, 2008 Corporate Services International, Inc. agreed to contribute $20,000 as paid in capital to the Company, the entire amount of which was paid to the Company on November 04, 2008. Corporate Services International is a business consulting company of which Michael Anthony is the sole officer and director. That capital contribution was separate from and in addition to the $12,562 capital contribution by Century Capital Partners, LLC. The Company used these funds to pay the costs and expenses necessary to revive the Company’s business and implement the Company’s business plan. Such expenses included, without limitation, fees to redomicile the Company in the State of Delaware; payment of state filing fees; payment of transfer agent fees; calling and holding a stockholder’s meeting; accounting and legal fees; and, costs associated with preparing and filing a Registration Statement. In addition to, and separate from the above discussed capital investments, as of October 30, 2008 Century Capital Partners, LLC had loaned the Company an additional $4,509 for ongoing general and administrative expenses.

In exchange for the $20,000 capital contribution by Corporate Services International, Inc., the Company agreed to issue 1,000,000 shares of its Series B Preferred Stock to Corporate Services International, Inc. On January 19, 2009, Corporate Services International, Inc. converted the 1,000,000 shares of Series B Preferred Stock into 10,000,000 shares of the Company common stock.

On November 12, 2008 the Company filed a Registration Statement with the SEC on Form 10.

In his capacity as sole director and officer Michael Anthony agreed to lead the Company in its efforts to salvage value for the benefit of the Company’s stockholders. Mr. Anthony’s efforts included, though were not limited to, gathering information, retaining professional advisors, and working with the Company’s counsel and auditor for purposes of preparation and filing of a Registration Statement. Mr. Anthony and the Company did not enter into a written agreement.

On March 31, 2010 the Company issued 12,000,000 shares of its common stock to Bedrock Ventures, Inc. Under the terms of this transaction the Company received $275,000 for the shares issued.

On April 01, 2010 the Company repurchased and retired a total of 11,200,000 shares of its common stock from two of the Company’s our stockholders for a total cash payment of $275,000. The Company repurchased 10,000,000 shares from Corporate Services International, Inc. and 1,200,000 shares from Century Capital Partners, LLC. These repurchases were funded from the proceeds of the transaction with Bedrock Ventures, Inc. As a result of these transactions, Bedrock Ventures, Inc. became the holder of 99% of the Company’s issued and outstanding shares of common stock.

On April 05, 2010 Michael Anthony appointed Keith A. Rosenbaum as the sole officer and director of the Company. Michael Anthony then resigned all positions in and with the Company as of the same date.

On December 31, 2010 Bedrock Ventures, Inc. executed a written consent of the majority stockholders of the Company removing Mr. Rosenbaum as the sole director and elected Mr. Fotis Georgiadis as the sole director. Mr. Georgiadis, in his capacity as the sole director, then removed Mr. Rosenbaum as Chief Executive Officer and appointed himself as Chief Executive Officer. Mr. Rosenbaum was also removed from all other positions with the Company, and Mr. Georgiadis was elected as the sole officer of the Company.

Effective as of September 30, 2011 the Company changed its name from Ravenwood Bourne Ltd. to PopBig, Inc. The name change was effected through a parent/subsidiary merger of the Company’s wholly-owned subsidiary with and into the Company, with the Company as the surviving corporation. To effectuate the merger, the Company filed its Certificate of Merger with the Delaware Secretary of State and the merger became effective on September 30, 2011. The Company’s board of directors approved the merger which resulted in the name change. In accordance with the Delaware General Corporation Law, stockholder approval of the merger was not required. On the effective date of the merger, the Company’s name was changed to “PopBig, Inc.” and the Company’s Certificate of Incorporation was amended directly through the Certificate Merger in order to reflect this name change direct.

On January 24, 2013 Bedrock Ventures, Inc. closed a transaction in which it sold all of its shares of our common stock it owned. In that transaction Bedrock Ventures, Inc. sold 12,000,000 shares of the Company common stock to Keith A. Rosenbaum. Under the terms of the transaction the Company received no proceeds for the shares purchased and the Company was not a party to the transaction. Mr. Rosenbaum became the controlling stockholder of the Company, owning approximately 99% of the Company’s issued and outstanding shares of stock.

On January 24, 2013 the Company’s Board of Directors appointed Keith A. Rosenbaum to the Company’s Board of Directors and named Mr. Rosenbaum Chairman of the Board of the Company. Mr. Rosenbaum, 55, is a licensed attorney in the State of California. Mr. Rosenbaum is the founder of Spectrum Law Group, LLP, Irvine, California, where he has practiced for the last 13-years, focusing on corporate transactions (public and private); general corporate law, and tax matters. Mr. Rosenbaum has no family relationship with anyone else involved in the Company.

On January 24, 2013, immediately following the appointment of Mr. Rosenbaum, Fotis Georgiadis resigned as a member of the Company’s Board and resigned all officer positions he previously held. Mr. Georgiadis’ resignation was voluntary; it was the result of the prior agreement and understanding under which Mr. Rosenbaum acquired the 12,000,000 shares from Bedrock Ventures, Inc. Mr. Georgiadis’ departure was amicable. On January 24, 2013, immediately following the departure of Mr. Georgiadis, Mr. Rosenbaum was appointed as the Company’s CEO, CFO, and Secretary.

Since the time Mr. Rosenbaum assumed control over EMAV Holdings it has not conducted any business other than to seek a candidate with which EMAV Holdings could combine by offering the perceived advantages of an Exchange Act registered corporation. Mr. Rosenbaum introduced Electric Motors and Vehicles Company, a Delaware corporation (“EMAV”), to the Company. Mr. Rosenbaum owned 31.3% of EMAV prior to the merger transaction described in the next paragraph. On December 26, 2013, in anticipation of a merger with EMAV, the Company changed its name to EMAV Holdings, Inc.

On December 27 2013, the Company and EV Pop Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and EMAV entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into EMAV, with EMAV being the surviving corporation of the transaction, which is sometimes referred to herein as the “Merger”. Following the closing of the Merger, EMAV became a wholly-owned subsidiary of the Company, with the former stockholders of EMAV owning 97.4% of the outstanding shares of common stock of the combined company.

Immediately prior to the Merger EMAV Holdings was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act. Accordingly, pursuant to the requirements of Item 2.01 of Form 8-K, this Item 2.01 sets forth the information that would be required if the Combined Company were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the Combined Company and its securities upon consummation of the Merger. The Combined Company intends to carry on the business of EMAV. As a result of closing the Merger, our executive office is the executive office of EMAV in Irvine, California. Further, as a result of the Merger EMAV Holdings is no longer a “shell company”.

Accounting Treatment of the Merger

The Merger is being accounted for as a reverse-merger and recapitalization. Electric Motors and Vehicles Company is the acquirer for accounting and financial reporting purposes and EMAV Holdings is the acquired company. Consequently, the operations that will be reflected in the historical financial statements will be those of Electric Motors and Vehicles Company, and the consolidated financial statements after completion of the Merger will include the operations of EMAV Holdings from the closing date of the Merger.

Tax Treatment; Smaller Reporting Company

The Merger is intended to constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Merger, the Combined Company continues to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Business

General

Immediately prior to the closing of the Merger, we were a public “shell company” with nominal assets. As a result of the Merger, we are solely engaged in the business of Electric Motors and Vehicles Company. With respect to this discussion, the terms “we,” “us,” “our” and “our company” refer to EMAV Holdings, Inc., a Delaware corporation, and its wholly-owned subsidiary, Electric Motors and Vehicles Company, a Delaware corporation.

Our wholly-owned subsidiary, Electric Motors and Vehicles Company (“EMAV”) is a new car company which we propose to operate out of Northeast Indiana. EMAV will design, assemble, and sell premium rugged sport adventure vehicles (“SAVs”), with an emphasis on offering electric versions. EMAV intends to acquire a Jeep automotive dealership through which it will conduct certain aspects of its operations, and which will also afford EMAV access to Jeep vehicles which will serve as the platform/foundation for its vehicle sales. The automotive industry has invested heavily in electric vehicle technology and most manufacturers are now introducing electric vehicles as part of their product line. In addition, a number of new companies have emerged which exclusively manufacture and sell electric vehicles. EMAV intends to be unique in the marketplace in that its proposed signature vehicle (the “ES”), will be based upon an existing iconic vehicle; the 4-door Jeep Wrangler.

EMAV proposes to design, develop, manufacture, and sell premium rugged electric vehicles built from base chassis’ of the 4-door Jeep Wrangler. We will be a low volume vehicle design, engineering, and manufacturing company focusing on premium rugged electric vehicles. Our initial product offering will focus on the consumer market. We also plan to enter the market for commercial applications and the military, homeland protection, and law enforcement markets.

The EMAV ES intends to leverage the iconic design of the 4-door Jeep Wrangler and combine that with aerodynamic body modifications and styling and significant interior comfort and technology upgrades to create its own brand identity. The EMAV ES will maintain the rugged, cool exterior appearance of a Jeep, while the interior will be upgraded with luxury features and technology such as continuous online information access from a 17 inch interactive touch screen monitor. The electric 4-wheel drive drive-train is intended to deliver a new premium high performance standard, and with zero emissions the ES will be in a class by itself. EMAV intends to create and dominate the Sport Adventure Vehicle market by delivering a luxurious, comfortable, cool driving experience which is environmentally conscious. At this time EMAV has yet to produce a vehicle for sale and has not yet completed an electric vehicle using the 4-door Jeep Wrangler as its platform.

This Form 8-K contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

We plan to begin shipments of our signature vehicle, the EMAV ES, in Fall of 2014. As of the filing of this current report, we have not yet produced any vehicles. We will be adapting the platform architecture of the 4-door Jeep Wrangler to develop our EMAV ES. This all electric vehicle is designed to create a new niche in the automotive industry: a luxury/premium all electric SUV, which we refer to as a premium Sport Adventure Vehicle.

We propose to sell our vehicles directly through a Jeep dealership we plan to acquire, as well as on the internet through that dealership. We also propose to sell our vehicles directly through selected Jeep dealerships throughout North America, and then globally. We may also lease small retail spaces in high-traffic areas (such as shopping malls and retail areas of large metropolitan areas) in order to highlight and advertise our product offerings. We will deploy a build-on-demand model so as to keep finished inventory low. Similar to the manner in which many large laptop manufacturers operate, we will maintain low levels of parts and platform vehicles, and then build the vehicle “to order” when our customer places the order. We believe that this approach provides us with a competitive advantage as compared to incumbent automobile manufacturers.

The battery pack and electric power train system we propose to purchase from a third party vendor should enable us to deliver competitive range capability at what we believe will be a compelling battery cost per kilowatt-hour. Our battery packs will use commercially available lithium-ion battery cells. Our proprietary energy management software and system should maximize the energy efficiency of our vehicles. Our proprietary technology includes charge balancing systems, battery engineering, and software and electronics management systems necessary to manage battery and vehicle performance.

We believe that our vehicles will offer consumers a compelling alternative to other electric vehicles, as well as to similar internal combustion engine or hybrid electric vehicles. We expect our electric vehicles will have a lower relative maintenance costs than hybrid, plug-in hybrid, or internal combustion engine vehicles due to fewer moving parts and the absence of certain components, including oil, oil filters, spark plugs, and engine valves. Additionally, government incentives that are currently available can reduce the cost of ownership even further.

Our approach and business model of leveraging a successful and iconic brand and its dealership network will enable us to succeed where so many other electric vehicle manufacturers have failed. We have not created a new vehicle in search of a market. Rather, we have started with a vehicle which has documented and growing demand and will transform it into a premium electric vehicle. We do not require the hundreds of millions of dollars other electric vehicle manufacturers required to start from the ground up. We will not have to raise that level of capital and we will be able to avoid the design, performance, and marketing issues which doomed most early electric vehicle companies.

Industry

We plan to operate in the automotive industry sector, with a presence in electric vehicle design, development, engineering, and manufacturing with a focus on creating a new market segment: a premium vehicle which is an electric Sport Adventure Vehicle. The automotive industry sector is dominated by large original equipment manufacturers (also referred to as “OEM’s”) which require large annual volumes to keep their plants working efficiently (typically in excess of 10,000 units per month) and thus leave low volume requirements to specialist manufacturers (usually in the order of less than 1,000 per month). The economies of scale necessary for the large OEM’s to achieve break even preclude the production of these lower volumes. The large OEM’s also buy technological development from outside their core business (which is manufacturing and marketing), primarily from design and development companies. In particular those in the emerging technology area of electric vehicle drive trains provide significant input into the development of OEM products for large automobile companies. These companies are known as second or third tier suppliers. In addition, due to the much lower sale numbers large OEMs typically do not venture into these areas of specialized vehicles, and, as a result, there is a market for niche vehicle manufacturers producing anything from low volume specialty or niche consumer vehicles to military vehicles, commercial fleet vehicles, and emergency service products. These specialist companies have faced pressure to produce products with zero or low exhaust emissions in order to meet both customer and regulatory demands related to the environment.

Our management believes that the supply chain for electric vehicle components necessary to manufacture electric vehicles is well established since the majority of electric motors are derivatives of existing motors deployed for other purposes (e.g. trains, fork lifts, aerial lifts, etc.). The controllers for these vehicles and motors have been around for some time and are also used in other similar industries. While battery technology based on lithium ion technology is still relatively new, manufacturers have made great strides in refining the technology a great deal of success. We propose to use lithium ion batteries supplied by well-known manufacturers.

The niche vehicle market for electric vehicles is emerging. We believe that this niche is the same for internal combustion engine vehicles in that they are both sectors where the volume is too low for a major OEM to be able to survive economically. We believe the unique combination of a premium vehicle based on the platform of a 4-door Jeep Wrangler with an electric drive will enable us to create a successful business in a new sector we have chosen to create. We also believe that continued adoption of more stringent environmental legislation, particularly for the reduction of exhaust and pollutant emissions, will be a key industry driver, and that deploying zero emission drive trains will be the fastest growing sector of the automotive industry for the foreseeable future.

Signature Product

Our first and primary product will be the EMAV ES. It will be a 4-wheel drive electric vehicle with zero emissions.  It will have a rugged cool exterior and a premium luxury interior. The electric motor will provide for premium driving performance and the vehicle will be versatile, providing the driver access to almost any destination on any road surface. The vehicle will offer features and a personality that should attract a broad range of prospective buyers.

EMAV plans on commencing deliveries of the EMAV ES in major U.S. metropolitan areas by Fall 2014. The 4- door Jeep Wrangler platform will be used for the EMAV ES, with significant upgrades in quality, comfort performance, and technology. The EMAV ES model will be the world’s first and only all-wheel drive zero emission electric vehicle. The re-design of the vehicle should improve aero-dynamics as well as differentiate the EMAV ES as a completely new, different vehicle. Our vehicles will offer an upgraded interior focusing on comfort; technologies to manage the energy use of the efficient powerful electric motor; and, electronic technology providing the driver with a multitude of real time information and constant internet connectivity from a redesigned dashboard and large touch screen control displays.

By Leveraging 4-door the Jeep Wrangler, the market segment leader in market share (75%) and substantial growth (43% sales growth over the last 5 years), the EMAV ES will share enough of the Jeep Wrangler style to capitalize on similarities yet different enough to create its own brand. The EMAV ES will combine comfort and performance for urban or road travel with the rugged freedom of adventure enthusiasts or those seeking a more spirited performance driving experience with energy independence and environmental responsibility. The experience for the EMAV ES driver will be further upgraded with technology that allows the driver to be always connected, never lost, continuous internet connection, video entertainment, 360 degree camera viewing, power audio, and a battery energy usage system that monitors terrain and driver habits optimizing energy use. The interface between the driver and the vehicle is a system which we call the EMAV Interactive WBS System™.

The EMAV ES will be powered by the world’s first 2-speed all-wheel drive electric motor that delivers high performance driving on any road surface or off road environment. The EMAV ES will be able to be plugged into nearly any outlet in the world and depending on the charging source, be completely charged in less than 45 minutes, or in the convenience of an owner’s garage overnight. The EMAV ES is intended to deliver energy, excitement, adventure, and endless lifestyle possibilities. In addition to zero emissions, the electric motor of the EMAV ES should provide instant torque, power, acceleration, and performance at levels comparable to high performance sports cars. new vehicle market segment.

Price

The price point for our vehicles will be positioned at the moderately high end of pre-existing vehicle segments. The only vehicles available in these segments have high energy usage costs and the environmental stigma that goes with them. The EMAV ES will be priced from $65,000 – $95,000; the final price is dependent on upgrades, features, battery, and motor type.

There is a significant price range variance in the rugged SUV market, starting with the Nissan Xterra at under $20,000, and with the Mercedes G-Wagon topping the price matrix at over $120,000. The EMAV ES competes for market share in that market as the only electric rugged SUV. The EMAV ES platform is upgraded in quality, comfort, performance, and design to further justify a price point segment entry point above the Land Rover and below the Range Rover with vehicle pricing starting around $65,000 and up to $95,000. This price point also expands our target market into the luxury SUV segment. The EMAV ES feature upgrades should position it to compete with high end comfort and driving capabilities of other SUVs, while offering significant differences in performance and adventure opportunities. The electric motor should reduce energy costs substantially and create an environmentally conscious alternative to a vehicle segment known for high ownership and energy consumption costs.

Sales and Marketing

Because of the EMAV ES features, versatility, and price point, our market segment starts with a more upper class affluent buyer. This market segment is further broken down into several smaller segments or niches within that segment. Our market sub groups should include: adventure enthusiasts; environmentally conscious; families; lifestyle conscious; rugged image; off-road freedom; outdoor enthusiasts; soccer moms; collectors; celebrities; and, professional athletes.

Although these groups have a variety of media habits, buying habits, expectations, and priorities, targeting most or all of them using a variety of promotion, media, and digital mix is possible. Our market segment sub-groups can be paired together and targeted with a message from the same event, release, or media.

How we position our vehicles in the market will influence how the vehicles are perceived by our target groups. Their perception will help shape our brand. Our promotional message will influence our target groups by creating buying customers and aspiring customers; it will also shape public opinion and our brand.

Our initial sales focus will be on the consumer market. Thereafter we plan to access and exploit opportunities in the commercial and military marketplaces. Our efforts must successfully access the following distribution points and sales opportunities:

1.	Acquire a Jeep dealership and establish an EMAV showroom and educate our sales staff.

2.	Gain access to the Jeep dealership network and build credibility and confidence in the top tier Jeep dealerships, in key demographic markets in North America.

3.	Set up a sales and support system for that dealer network which promotes our mutually beneficial economic goals.

4.	Promote EMAV vehicles online and at Jeep dealerships.

5.	Approach at a high level commercial fleet business and government accounts, as well as delivery, freight, and service vehicles.

6.	Partner with parallel industry markets, specifically the charging station eco-system.

7.	Open sales markets/territories through Jeep dealership access points in all major North American markets by year end 2014.

8.	Use sales and promotional events to attract press coverage, provide opportunities for press and public relations, and place us within our target market buyers.

Competition

Competition in the automotive industry is intense and evolving. We believe the impact of new regulatory requirements for occupant safety and vehicle emissions, technological advances in power train and consumer electronics components, and shifting customer needs and expectations are causing the industry to evolve in the direction of electric-based vehicles. We believe the primary competitive factors in our markets include but are not limited to:

•	technological innovation;

•	product quality and safety;

•	service options;

•	product performance;

•	design and styling;

•	product price; and

•	manufacturing efficiency.

Sales of automobiles in the United States auto are currently at their highest levels in over six years. Competition in the automobile industry is, in most cases, based on reputation, prestige, quality, service, and overall price. A strong combination of all of these factors attracts repeat and loyal customers. Consumers tend to shop for name brand and expect high customer service levels. Promptness of service also matters because customers want and need their cars back as soon as possible. In addition to customer service, name or brand recognition and reputation play an important role in determining the competitiveness of an automotive customization business.

Another crucial competitive factor in the automotive industry is the location of retail outlets. A location is best determined by a combination of population distribution, average income levels, and the number of vehicle registrations and existing competitors. The optimum combination results in a location that often allows the company to achieve economies of scale in terms of advertising and distribution costs.

The worldwide automotive market, particularly for alternative fuel vehicles, is highly competitive today and we expect it will become even more so in the future. Prior to the introduction of the Nissan Leaf in December 2010, no mass produced performance highway-capable electric vehicles were being sold in the United States. We expect additional competitors to enter the United States and Europe within the next several years, and as they do so, we expect that we will experience significant competition. Many established and new automobile manufacturers have entered or have announced plans to enter the alternative fuel vehicle market. For example, Nissan introduced the Nissan Leaf, a fully electric vehicle in December 2010 and Ford introduced the pure electric Ford Focus and plug-in hybrid Ford C-Max Energi and Ford Fusion Energi in 2012. In addition, several manufacturers, including General Motors, Toyota, Ford, and Honda, are each selling hybrid vehicles, and certain of these manufacturers have announced plug-in versions of their hybrid vehicles. For example, in December 2010, General Motors introduced the Chevrolet Volt, which is a plug-in hybrid vehicle that operates purely on electric power for a limited number of miles, at which time an internal combustion engine engages to recharge the battery.

Several new start-ups have also announced plans to enter the market for performance electric vehicles, although none of these have yet come to market. Finally, electric vehicles have already been brought to market in China and other foreign countries and we expect a number of those manufacturers to enter the United States market as well.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing, and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale, and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively. We believe our focus on a premium electric rugged SUV will provide a foundation on which we can compete in the global automotive market in spite of the challenges posed by our competition. However, we have a limited history of operations.

The EMAV ES will enter the market as the only premium electric rugged sport adventure vehicle.  Competition will be from vehicle market segments that have some features or similarities of/to the ES. The Premium SUV or RSUV segments, which are all internal combustion engine vehicles include: the Cadillac Escalade, GMC Yukon, Ford Expedition, Lincoln Navigator, Mercedes G-Wagon, Range Rover, Jeep Wrangler, and Toyota Range Rover. The ES is priced within a significant price range variance in the RSUV market, starting with the Nissan Xterra at under $20,000 and the Mercedes G-Wagon at over $120,000. The EMAV ES will compete for market share in that market as the only electric RSUV.

While there is no direct or specific competition within our market segment, EMAV will be forced to compete with public perception about our chosen energy source; electrical power. There remains a perception in the consumer marketplace that, among other things, (i) electric vehicles are unreliable; (ii) electric vehicles have short mileage range; (iii) there is nowhere to charge electric vehicles; and, (iv) it takes too long to charge. As such, in addition to facing competition from other electric vehicles, we will continue to compete against similar, less expensive gas powered vehicles which still use internal combustion engines.

Intellectual Property

Our success will depend, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patent applications, trade secrets, including know-how, employee, and third party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights in our technology. As of 23 December 2013 we have the following provisional patents:

1.           Electric Drive Transaxle Unit: The uniqueness of our “Split Shaft Design” is the power to frame size to weight ratio, meaning it is a very small dive unit that delivers direct drive power to the ring gear attached to the drive axle. A 2 speed transmission located at the front of the electric motor as part of the complete assembly. The 2 speed transmission is electronically controlled and has fewer moving parts than any other transaxle system designs. Our Split Shaft Modular System Design is simple to install as a complete drive system. Our Split Shaft unit connects to the electric power source and the power controller. There are no other electro-mechanical systems needed.

2.           Power Regeneration Unit: The Power Regeneration Unit (“PRU”) is a sophisticated vehicle system that incorporates several layers of technologies in electronics, and electro-mechanical devices operating as one system to improve energy consumption of the PRU’s host vehicle. The PRU is a self-guided and self-powered vehicle that follows the commands transferred to it electronically from an array of installed system sensors. These sensors deliver functional orders to the PRU’s power and system controllers providing seamless operation between the PRU and the host vehicle. The PRU is designed to deliver energy to the host vehicle over any roads and under most common road conditions. This supply of generated electric power extends the range of any full electric vehicle and also doubles as a power supply for charging an electric vehicle’s batteries in stationary mode.

3.           Topographic Power Controller: The Topographic Power Controller (“TPC”) is based on our Topomatic© electronic communications system design and utility. The TPC performs all intellectual functions attributed to landscapes encountered by electric vehicles for long distance operations. All electric vehicle batteries have specific duty cycles based on their energy density or the ability to hold a long term charge. Detours and elevation changes in the landscape set the field of operation for our Topomatic systems. The TPC receives data signals from satellites that allow the TPC to control vehicle battery charging, vehicle speed and energy consumption as a function of road surface and attitude changes. This unique method of control reduces power demands at critical attitudes and alters battery charging duty cycles as needed before in demand.

4.           Staged Radial Electric Motors: The design and staging of an array of radial electric motors and clutches controlled either sequentially or as a unified coupled drive, allows for significant energy savings. Additionally, motors can be used as generators in hybrid applications then electromechanically connected to the drive array when needed for additional power and torque. Freewheeling mass is eliminated through this unique method, allowing for energy consumption saving and delivery power and torque at critical points in a vehicle’s operation.

5.           Radial Electric Drive Differential: Our Radial Electric Drive Differential (“REDD”) is a drive system that reduces packaging of the electric drives when space is important and the reduction of components is needed for cost savings. The REDD incorporates the current design of electronic differentials isolating a radial permanent magnet rotor array from the active differential to allow for freewheeling speed changes, dynamic power control, regenerative braking for a specific wheel or in locked differential operation. Smaller packaging opportunities are also possible within the REDD design.

We intend to continue to file additional patent applications with respect to our technology. We also intend to take all necessary and required action to secure patent status to the above provisional patents. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if granted, there can be no assurance that these pending patent applications will provide us with protection.

Seasonality

The sales of automobiles have historically fluctuated on a seasonal basis with increased sales during the spring and summer months. Further, automotive sales tend to decline over the winter season. Our limited operating history makes it difficult for us to judge the exact nature or extent of the seasonality of our business.

Government Regulation

Regulatory Credits

In connection with the expected delivery and placement into service of our zero emission vehicles in the United Sates, we believe we will earn various tradable regulatory credits that can be sold to other manufacturers. Under California’s Low-Emission Vehicle Regulations and those of states that have adopted the California standards, vehicle manufacturers are required to ensure that a portion of the vehicles delivered for sale in those states during each model year are zero emission vehicles. Currently, the states of Arizona, California, Connecticut, Maine, Maryland, Massachusetts, New Jersey, New Mexico, New York, Oregon, Rhode Island, and Vermont have such laws in effect. These laws provide that a manufacturer of may earn credits, referred to as “ZEV” credits, if they produce more zero emission vehicles than the minimum quantity required by those laws. Those manufacturers with a surplus of credits may sell those excess credits to other manufacturers who can then apply such credits to comply with the regulatory requirements, including making up for deficits. As a manufacturer of solely of zero emission vehicles, we have no minimum requirement, and as a result, we earn ZEV credits on each vehicle sold in such states. We believe we will be able to other automobile manufacturers the ZEV credits that we earn.

Recently, California passed amendments to the ZEV mandate that would require all large volume manufacturers (those manufacturers selling 20,000 or more vehicles in California in 2018) to increase the number of zero emission vehicles sold starting in 2018. Under the new requirements, by 2025 up to 15.4% of each large volume manufacturers’ fleet must be made of zero emission vehicles. All states that have adopted the California program will amend their programs to conform to the new California standards.

Additionally, under the Environmental Protection Agency’s (EPA) national greenhouse gas (GHG) emission standards, vehicle manufacturers are required to meet fleet-wide average carbon dioxide emissions standards for cars and trucks at increasingly lower levels annually from 2012 – 2025. Those manufacturers whose fleet wide average fails to meet such standards have a deficit in their emission profile. Those manufacturers whose fleet wide average performs better than such standards may earn credits. Manufacturers may sell excess credits to other manufacturers who can apply such credits to comply with these regulatory requirements. As a manufacturer solely of zero emission vehicles, we earn the full amount of GHG credits established by the standards on each vehicle sold. We believe we will be able to sell the credits that we earn to other automobile manufacturers.

Regulation—Vehicle Safety and Testing

While our vehicles are subject to numerous regulatory requirements established by the National Highway Traffic Safety Administration (NHTSA), including all applicable United States federal motor vehicle safety standards (FMVSS), we should satisfy all such requirements as our platform, the 4-door Jeep Wrangler, satisfies all such requirements. We anticipate that we may need to satisfy certain electric vehicle requirements to comply with limitations on electrolyte spillage, battery retention, and avoidance of electric shock following specified crash tests.

The Federal Trade Commission (FTC) will require that we calculate and display the range of our electric vehicles on a label we affix to the window of the vehicle. The FTC specifies that we follow testing requirements set forth by the Society of Automotive Engineers (SAE) which further requires that we test using the United States EPA’s combined city and highway testing cycles. In July 2011, the EPA announced new energy efficiency testing methodologies and labeling requirements for electric vehicles. We expect the FTC to issue amended rules to conform to the EPA standards, which will result in FTC labels mirroring the current EPA label.

The Automobile Information and Disclosure Act require manufacturers of motor vehicles to disclose certain information regarding the manufacturer’s suggested retail price, optional equipment and pricing. In addition, that law also allows inclusion of city and highway fuel economy ratings, as determined by EPA, as well as crash test ratings as determined by NHTSA if such tests are conducted.

Regulation—Battery Safety and Testing

We anticipate that our battery pack will conform to mandatory regulations that govern transport of “dangerous goods” that may present a risk in transportation, which includes lithium-ion batteries. The governing regulations, which are issued by the Pipeline and Hazardous Materials Safety Administration (PHMSA) are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations, and related UN Manual Tests and Criteria. The regulations vary by mode of transportation when these items are shipped such as by ocean vessel, rail, truck, or by air.

Manufacturers and Suppliers

To date we have not produced any vehicles and we are not yet in production of any vehicles. As such, we have not established any formal relationships with any of the manufacturers or suppliers with which we will need to work once we go into production. We anticipate that we will purchase parts from over 100 suppliers, many of whom we believe will be our single source suppliers for certain components. We have established communication with many of these key suppliers though we have no formal agreements with any of them. particularly in the procurement of cells and certain other key system parts. While we obtain components from multiple sources whenever possible, similar to other automobile manufacturers, many of the components used in our vehicles are purchased by us from a single source. While we believe that we will be able to establish manufacture and supply relationships, we may be unable to do so in the short term or at all at prices or costs that are favorable to us.

Employees

As of December 27, 2013 we had no employees. We utilize the services of consultants on a regular basis.

Legal Proceedings

Although we may, from time to time, be a party to certain lawsuits in the ordinary course of business, we are not currently involved in any lawsuits that would have a material adverse effect on our results of operations, financial condition, or cash flows.

Properties

We currently have no properties. We currently work out of shared office space with a related party in Irvine, California. We intend to acquire a Jeep dealership and will all operations of the Company will be operated out of that location upon acquisition. We believe that the facility we plan to acquire will be suitable and adequate to meet our anticipated needs.

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934.  We file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other statements and other information with the Securities and Exchange Commission (SEC). Such reports, amendments, statements, and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website (www.sec.gov) that contains reports, and information statements, and other information regarding issuers that file electronically. Our reports, amendments thereto, and other information will also be made available, free of charge, on our website at www.emavco.com as soon as reasonably practicable. The information posted on our website is not incorporated by reference into this current report.

RISK FACTORS

You should carefully consider the risks described below together with the other information set forth in this report, which could materially affect our business, financial condition, and future results. The risks described below are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, and operating results.

Risks Relating to Our Business and Industry

We are a development stage company and our business and prospects are extremely difficult to evaluate.

Since March 2010, the majority of our resources have been dedicated to our development efforts in preparation to bring our signature electric vehicle to market. We have only recently begun to transition into the very early stages of commercial production. We do not have a stable operating history that you can rely on in connection with your evaluation of our business and our future business prospects. Our business and prospects must be carefully considered in light of our limited operating history and the relative infancy of the electric vehicle market. There are also many business risks, uncertainties, and difficulties that are typically encountered by development stage companies that have sporadic revenues and are committed to focusing on research, development, and product testing for an indeterminate period of time. Some of the principal risks and difficulties we have and expect to continue to encounter include, but are not limited to, our ability to:

•	raise the necessary capital to finance our business until we can sell products on a full-scale and profitable basis;

•	maintain effective control over the cost of our research, development and product testing activities;

•	develop cost effective manufacturing methods for essential components of our proposed products;

•	improve the performance of our commercial prototype batteries;

•	successfully transition from our research and pilot production efforts to commercial manufacturing and sales of our vehicles;

•	adapt and successfully execute our rapidly evolving and inherently unpredictable business plan;

•	implement and improve operational, financial and management control systems and processes;

•	license complementary technologies if necessary and successfully defend our intellectual property rights against potential claims;

•	respond effectively to competitive developments and changing market conditions;

•	continue to attract, retain and motivate qualified personnel; and

•	manage each of the other risks set forth below.

We may experience significant delays in the design, manufacture, launch, and financing of our signature electric vehicle, which could harm our business and prospects.

Any delay in the financing, design, manufacture and launch of our signature electric vehicle, the ES, could materially damage our brand, business, prospects, financial condition, and operating results. Automobile manufacturers often experience delays in the design, manufacture, and commercial release of new vehicle models.

We face significant barriers in our attempt to produce our first vehicle, the ES, and if we cannot successfully overcome those barriers our business will be negatively impacted.

We face significant barriers as we attempt to produce our first vehicle, the EMAV ES. We currently have all design work completed for a drivable early prototype, though have not yet produced an actual drivable prototype. Further, we do not currently have a full production prototype, a final design, a built-out manufacturing facility, or a manufacturing process. The automobile industry has traditionally been characterized by significant barriers to entry, including large capital requirements, investment costs of designing and manufacturing vehicles, long lead times to bring vehicles to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements and establishing a brand name and image and the need to establish sales and service locations. As a manufacturer and seller of primarily electric vehicles, we will face a variety of added challenges to entry that a traditional automobile manufacturer would not encounter including additional costs of producing an electric powertrain that has comparable performance to a traditional gasoline engine in terms of range and power, inexperience with servicing electric vehicles, regulations associated with the transport of lithium-ion batteries and unproven high-volume customer demand for fully electric vehicles. If we are not able to overcome these barriers, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

We have no experience with using a single platform in the design and manufacture of our vehicles.

If we are unable to effectively leverage the benefits of using an existing vehicle platform (the 4-door Jeep Wrangler) for our signature vehicle, our business prospects, operating results, and financial condition would be adversely affected. We intend to design the ES so that we do not have to create a vehicle from “scratch”. We have limited experience with using such a platform in the design and manufacture of our vehicles. We may make changes to the design of the ES that may make it more difficult to use the 4-door Jeep Wrangler platform for future electric vehicles. There are no assurances that we will be able to use the 4-door Jeep Wrangler platform to bring our vehicles to market faster or more inexpensively by leveraging use of this platform or that there will be sufficient customer demand for electric vehicles based of this platform.

If we are unable to reduce and adequately control the costs associated with operating our business, including our costs of manufacturing, sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our electric vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments for the design, manufacture, and sales of our electric vehicles. There can be no assurances that we will ever achieve a positive gross margin on sales of the ES.

We will incur significant costs related to procuring the parts required to manufacture our premium electric cars, assembling vehicles, and compensating our personnel. Additionally, in the future we may be required to incur substantial marketing costs and expenses to promote our vehicles, including through the use of traditional media such as television, radio and print, even though our marketing expenses to date have been relatively limited. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed. Many of the factors that impact our operating costs are beyond our control. For example, the costs of parts and components, such as lithium-ion battery cells or body panels used in our vehicles, could increase due to shortages as global demand for these products increases. Indeed, if the popularity of electric vehicles exceeds current expectations without significant expansion in battery cell production capacity and advancements in battery cell technology, shortages could occur which would result in increased materials costs to us.

Our vehicles will make use of lithium-ion battery cells, which on rare occasions have caught fire.

The battery pack we propose to use in the ES will be a lithium-ion battery, which have been used for years in laptops and cell phones. On rare occasions, lithium-ion batteries can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials. Highly publicized incidents of laptop computers and cell phones bursting into flames have focused consumer attention on the safety of these batteries. The events have also raised questions about the suitability of these lithium-ion batteries for automotive applications. There can be no assurance that a failure of the battery packs we will use will not occur, which could damage the vehicle or lead to personal injury or death and may subject us to lawsuits. Such damage or injury would likely lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s electric vehicle, especially those that use a high volume of batteries similar to those to be used by us, may cause indirect adverse publicity for us. Such adverse publicity would negatively affect our brand and harm our business, prospects, financial condition, and operating results.

Increases in costs, disruption of supply or shortage of materials, in particular lithium-ion batteries, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of materials. Any such an increase or supply interruption could materially negatively impact our business, prospects, financial condition, and operating results. The prices for the materials we will use fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion batteries. These risks include:

•
the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

•	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

•	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business will be dependent on the continued supply of batteries cells for our vehicles. Any disruption in  the supply of batteries could temporarily disrupt production until such time as another supplier is fully qualified. Moreover, battery manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for raw materials would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased electric vehicle prices. There can be no assurance that we will be able to recoup increasing costs of materials by increasing vehicle prices.

The automotive market is highly competitive, and we may not be successful in competing in this industry. We currently face competition from established competitors and expect to face competition from others in the future.

The worldwide automotive market, particularly for alternative fuel vehicles, is highly competitive today and we expect it will become even more so in the future. We expect competitors to continue to enter these markets within the next several years with some entering as early as 2014 and as they do so we expect that we will experience significant competition. While there is currently no other electric 4-wheel drive SUV in the marketplace, we expect other manufacturers to enter that space. We also believe that other electric vehicles which are not SUVs may pose a competitive risk to our products. Tesla Motors has announced it will offer an electric SUV in 2014. We will also face strong competition from established automobile manufacturers of premium vehicles looking to enter the electric vehicle market, such as BMV, Mercedes Benz, and Lexus. Electric vehicles which are non-premium and non-4 wheel drive also pose a competitive threat to us. Such vehicles would include the Nissan Leaf and Fiat 500.

Several manufacturers, including General Motors, Toyota, Ford, and Honda, are each selling hybrid vehicles, and certain of these manufacturers have announced plug-in versions of their hybrid vehicles. It has been reported other manufacturers, such as Audi, Renault, Mitsubishi, and Volkswagen, are also developing electric vehicles. Several start-ups have attempted to enter the market for performance electric vehicles, though many (such as Fisker) have failed and gone out of business. We also expect that a number of Chinese electric vehicle manufacturers will seek to enter the United States market as well.

Most of our current and potential competitors have significantly greater financial, manufacturing, marketing, and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale, and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

We expect competition in the electric vehicle industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in a further downward price pressure and adversely affect our business, financial condition, operating results and prospects. Our ability to successfully compete in our industry will be fundamental to our future success in existing and new markets and our market share. There can be no assurances that we will be able to compete successfully in our markets. If our competitors introduce new cars or services that compete with or surpass the quality, price, or performance of our cars or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition, and operating results.

Demand in the automobile industry is highly volatile.

Volatility of demand in the automobile industry may materially and adversely affect our business, prospects, operating results, and financial condition. The markets in which we plan to compete in the future have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political, and social conditions in a given market and the introduction of new vehicles and technologies. As a new automobile manufacturer and low volume producer, we have less financial resources than more established automobile manufacturers to withstand changes in the market and disruptions in demand. As our business grows, economic conditions and trends in other countries and regions where we sell our electric vehicles will impact our business, prospects, and operating results as well. Demand for our electric vehicles may also be affected by factors directly impacting automobile price or the cost of purchasing and operating automobiles such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, and other taxes. Volatility in demand may lead to lower vehicle unit sales and increased inventory, which may result in further downward price pressure and adversely affect our business, prospects, financial condition, and operating results. These effects may have a more pronounced impact on our business given our relatively smaller scale and financial resources as compared to many incumbent automobile manufacturers.

Difficult economic conditions may affect consumer purchases of luxury items, such as our premium sport utility electric vehicles.

The automobile industry was severely impacted by recent poor economic conditions and several vehicle manufacturing companies, including General Motors and Chrysler, were forced to file for bankruptcy. Sales of new automobiles generally dropped during this recessionary period, though recent sales figures have been the highest in many years. Sales of high-end and luxury consumer products, such as our premium electric vehicles, depend in part on discretionary consumer spending and are even more exposed to adverse changes in general economic conditions. Difficult economic conditions could therefore temporarily reduce the market for vehicles in our price range. Discretionary consumer spending also is affected by other factors, including changes in tax rates and tax credits, interest rates and the availability and terms of consumer credit.

If the difficult economic conditions return we may experience a decline in the demand for our vehicles, which could materially harm our business, prospects, financial condition, and operating results. Accordingly, any events that have a negative effect on the United States economy or on foreign economies or that negatively affect consumer confidence in the economy, including disruptions in credit and stock markets, and actual or perceived economic slowdowns, may harm our business, prospects, financial condition, and operating results.

Marketplace confidence in our liquidity and long-term business prospects is important for building and maintaining our business.

If we are unable to establish and maintain confidence about our liquidity and business prospects among consumers and within our industry, then our financial condition, operating results and business prospects may suffer materially. Our vehicles will be highly technical products that require maintenance and support. If we were to cease or cut back operations, even years from now, buyers of our vehicles from years earlier might have much more difficulty in maintaining their vehicles and obtaining satisfactory support. As a result, consumers may be less likely to purchase our vehicles now if they are not convinced that our business will succeed or that our operations will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among customers, suppliers and other parties in our liquidity and long-term business prospects. In contrast to some more established auto makers, we believe that, in our case, the task of maintaining such confidence may be particularly complicated by factors such as the following:

•	our limited operating history;

•	our limited revenues and lack of profitability to date;

•	unfamiliarity with or uncertainty about our ES;

•	uncertainty about the long-term marketplace acceptance of alternative fuel vehicles generally, or electric vehicles specifically;

•	the prospect that we will need ongoing infusions of external capital to fund our planned operations;

•	the size of our expansion plans in comparison to our existing capital base and scope and history of operations; and

•
the prospect or actual emergence of direct, sustained competitive pressure from more established auto makers, which may be more likely if our initial efforts are perceived to be commercially successful.

Many of these factors are largely outside our control, and any negative perceptions about our liquidity or long-term business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional funds when needed.

If our vehicles fail to perform as expected, our ability to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. Further, our electric vehicles may not perform consistent with customers’ expectations or consistent with other vehicles currently available. For example, our electric vehicles may not have the durability or longevity of current vehicles, and may not be as easy to repair as other vehicles currently on the market. Any product defects or any other failure of our performance electric vehicles to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

The success of our business depends on attracting and retaining a large number of customers. If we are unable to do so, we will not be able to achieve profitability.

Our success depends on attracting a large number of potential customers to purchase our electric vehicles. We have not yet sold any vehicles. If prospective customers do not perceive our vehicles and services to be of sufficiently high value and quality and cost competitive, we may not be able to attract customers, and our business and prospects, operating results and financial condition would suffer as a result. In addition, because we have not yet sold any vehicles, we may be required to incur significantly higher and more sustained advertising and promotional expenditures than we have planned in order to attract customers. In addition, if we engage in traditional advertising, we may face review by consumer protection enforcement agencies and may incur significant expenses to ensure that our advertising claims are fully supported. To date we have no experience selling our electric vehicles and we may not be successful in attracting and retaining a large number of customers. We also have not yet formed a sales team. The individual we have targeted to lead our sales team has no experience in the marketing and selling of electric vehicles. If for any of these reasons we are not able to attract and maintain customers, our business, prospects, operating results and financial condition would be materially harmed.

We have no experience servicing our vehicles and we are using a different service model from the one typically used in the industry. If we are unable to address the service requirements of our future customers our business will be materially and adversely affected.

If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we provide our customers will have a direct impact on our success. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.

We have no experience servicing our vehicles as we have yet to produce any vehicles. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. We plan to service our premium electric vehicles at Jeep dealerships through mobile service technicians we intend to retain. We have not yet retained any such technicians. We will need to retain and train a significant number of technicians in order to successfully service and maintain the premium electric vehicles we intend to sell. There can be no assurance that these service arrangements or our lack of experience servicing our vehicles will adequately address the service requirements of our customers to their satisfaction, or that we will have sufficient resources to meet these service requirement in a timely manner as the volume of vehicles we are able to deliver annually increases.

We will need to make special arrangements with Jeep dealerships. Such arrangements may be expensive and we may not be able to recoup the costs of providing these services to our customers. In addition, a number of potential customers may choose not to purchase our vehicles because of the lack of a more widespread service network. If we do not adequately address our customers’ service needs, our brand and reputation will be adversely affected, which in turn, could have a material and adverse impact on our business, financial condition, operating results and prospects.

We may be unsuccessful in our efforts to acquire a Jeep dealership or, in the alternative, into an exclusive agreement with a Jeep dealership. Failure to do either may significantly increase our costs and/or reduce the availability of our product.

We believe that our success is dependent on either (i) acquiring a Jeep dealership; or, (ii) entering into an exclusive agreement with a Jeep dealership for inventory. We currently have no definitive agreement to acquire a Jeep dealership. Even if we were to enter into any such definitive agreement, Chrysler, LLC, which is the owner of the Jeep brand, has the discretion to deny our offer to acquire such a dealership.

Alternatively we would seek to enter into an exclusive relationship with another Jeep dealer to provide us with the vehicle platform and inventory. Even if we were to make such an agreement there is no assurance we would be provided with the inventory we believe we will need. Further, not owning our own dealership would likely increase our cost to acquire all necessary inventory and parts.

If we are unable to acquire our own Jeep dealership or enter into an exclusive relationship with another Jeep dealer our cost and ability  to produce our signature vehicle mat be significantly affected.

We will not be able to successfully commercialize our product candidates without establishing sales and marketing capabilities internally or through collaborators.

We currently have no sales and marketing staff. If and when we initiate sales of our signature vehicle we may not be able to find suitable sales and marketing staff and collaborators. The marketing collaborators we propose to work with are other Jeep dealerships. These other Jeep dealerships may not be adequate, successful, or could refuse to work with us and sell our vehicles. The development of a marketing and sales capability will require significant expenditures, management resources, and time. The cost of establishing such a sales force may exceed any potential product revenues, or our marketing and sales efforts may be unsuccessful. If we are unable to develop an internal marketing and sales capability or if we are unable to enter into marketing and sales arrangement with a third party on acceptable terms, we may be unable to successfully and effectively market and sell our vehicles.

Our future success depends on our ability to retain our chief technology officer and other key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on Wilhelm Cashen, our Chief Technology Officer, and the other principal members of our executive team listed under “Management”. Employment with our executives and other employees are currently “at will”, meaning that there is no mandatory fixed term and their employment with us may be terminated by us or by them for any or no reason. The loss of the services of any of our executives or other key employees might impede the achievement of our research, development, and commercialization objectives. Recruiting and retaining qualified engineering and mechanical personnel, accounting personnel, and sales and marketing personnel will also be critical to our success. We may not be able to attract and retain qualified personnel on acceptable terms, or at all, given the competition in the electric vehicle market for similar personnel. In addition, we rely on consultants and advisors to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We will need to grow our company, and we may encounter difficulties in managing this growth, which could disrupt our operations.

Other than the services provided by our management team we currently have no employees. We currently expect to experience significant growth in the number of employees and the scope of our operations. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational, and financial systems, expand our facilities, and continue to recruit and train additional qualified personnel. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. This may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate or increase our revenue could be reduced, and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize our vehicle and compete effectively will depend, in part, on our ability to effectively manage any future growth.

Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

•	training new personnel;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, manufacturing, sales and service facilities;

•	implementing and enhancing administrative infrastructure, systems and processes;

•	addressing new markets; and

•	expanding international operations.

We intend to continue to hire a significant number of additional personnel, including design and manufacturing personnel and service technicians for our performance electric vehicles. Because our high-performance vehicles are based on a different technology platform than traditional internal combustion engines, individuals with sufficient training in performance electric vehicles may not be available to hire, and we will need to expend significant time and expense training the employees we do hire. Competition for individuals with experience designing, manufacturing, and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train, or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate, and retain these additional employees could seriously harm our business and prospects.

We may become subject to the risk of product liability claims.

We face an inherent risk of product liability. Automotive production involves the risk of product liability claims and associated adverse publicity. Claims might be made by purchasers of our vehicles, people injured in accidents or events involving our vehicles, other Jeep dealerships, or others. We may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable for use. Any product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our vehicles. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our vehicles;

•	injury to our reputation;

•	initiation of investigations by regulators;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	product recalls, marketing or promotional restrictions;

•	loss of revenues from vehicle sales; and

•	the inability to commercialize our vehicles.

We may not have or be able to obtain or maintain sufficient and affordable insurance coverage, and without sufficient coverage any claim brought against us could have a materially adverse effect on our business, financial condition or results of operations. While intend to maintain significant product liability insurance, any claim which may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by insurance or that is in excess of the limits of our insurance coverage. Most insurance policies also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

We may have to dedicate resources to the settlement of litigation.

Securities legislation in the United States makes it relatively easy for stockholders to sue. This could lead to frivolous law suits which could take substantial time, money, resources, and attention or force us to settle such claims rather than seek adequate judicial remedy or dismissal of such claims. Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business. If we are required to defend patent infringement actions brought by third parties, or if we sue to protect our own patent rights or otherwise to protect our proprietary information and to prevent its disclosure, we may be required to pay substantial litigation costs and managerial attention may be diverted from business operations even if the outcome is in our favor. If we are required to defend our patents or trademarks against infringement by third parties, we may be required to pay substantial litigation costs, managerial attention and financial resources may be diverted from our research and development operations even if the outcome is in our favor.

The unavailability, reduction, or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Our growth depends in part on the availability and amounts of government subsidies and economic incentives for alternative fuel vehicles generally and performance electric vehicles specifically. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

Risks Related to Our Dependence on Third Parties

We will rely upon third-party contractors and service providers for the execution of some aspects of our business plan. Failure of these collaborators to provide services of a suitable quality and within acceptable timeframes may cause the delay or failure of our development programs.

We intend to outsource certain functions and services to collaborators and/or contract manufacturers. We also intend to rely upon third parties for engineering and design services. There is no assurance that such individuals or organizations will be able to provide the functions or services as agreed upon or in a quality fashion. Any failure to do so could cause us to suffer significant delays in the development and commercialization of our vehicles.

We will initially rely on one vehicle, the 4-Door Jeep Wrangler, and the loss in the availability of that vehicle could have a material adverse effect on our business.

Although we plan on acquiring a Jeep dealership to ensure an uninterrupted supply of 4-Door Jeep Wranglers, we may be unable to acquire such a dealership. Further, interruptions experienced by Jeep and Chrysler could also significantly impact us even if we own a Jeep dealership. Purchasing sufficient quantities of the platform vehicle is pivotal to our success. Since there is only a limited number of 4-Door Jeep Wranglers produced each year we may limited access to sufficient inventory which could affect our success.

Risks Relating to Our Financial Position and Capital Requirements

We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce, or cease operations.

We will need to raise additional capital to continue to fund our operations. Our future capital requirements may be substantial and will depend on many factors including:

•	the availability of and price for a Jeep dealership to acquire;

•	the cost and timing to go into production of the ES;

•	the amount we will have to pay for marketing of our vehicles;

•	the cost of filing, prosecuting and enforcing patent claims; and

•
the costs associated with commercializing our vehicles, including the cost and timing of developing sales and marketing capabilities or entering into strategic collaborations to market and sell our vehicles.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. Additional financing may not be available when we need it or may not be available on terms that are favorable to us. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. If adequate funds are not available to us on a timely basis, or at all, we may be unable to continue the development of our product candidates or to commercialize our product, if approved, unless we find a partner.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings collaborations, and strategic arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, current stockholders’ ownership interest in the company will be diluted. In addition, the terms may include liquidation or other preferences that materially adversely affect their rights as a stockholder. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise additional funds through collaboration, strategic alliance, and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, our intellectual property, future revenue streams, or grant licenses on terms that are not favorable to us.

Our auditors have expressed a going concern opinion on our financial statements. We may be unable to obtain additional capital required to implement our business plan, which could restrict our ability to grow.

We will require additional capital that exceeds our operating cash flow. In addition, our administrative costs (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require cash resources. We may pursue sources of additional capital through various financing transactions or arrangements. We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the required capital by other means. If we are not successful in raising additional capital, our resources may be insufficient to fund our planned operations in 2014 or thereafter.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets, our limited operating history, market acceptance of our premium electric vehicles, and the departure of key employees. Further, if demand for our vehicles does not grow, our revenues will likely decrease and such decreased revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with revenues from our operations, is not sufficient to satisfy our capital needs (even if we reduce our operations), we may be required to cease operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

For these reasons, the report of our auditor accompanying our financial statements filed herewith includes a statement that these factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will be dependent on our raising of additional capital and the success of our business plan.

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Our forecasts are highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy.

Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses we project will, in fact, be received or incurred.

Risks Relating to Our Intellectual Property

Our success depends in part on our ability to protect our intellectual property. It is difficult and costly to protect our proprietary rights and technology, and we may not be able to ensure their protection.

Our commercial success will depend in part on obtaining and maintaining patent, trademark, and trade secret protection for various aspects of our business, in addition to successfully defending these patents against third party challenges. Our ability to stop unauthorized third parties from making, using, selling, offering to sell, or importing our vehicles, once commercialized, is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep a competitive advantage. For example:

•	others may be able to make or use our ideas which are not afforded any protection;

•	we may not be able to detect infringement against our owned or licensed patents;

•	we might not have been the first to make the inventions covered by our pending patent applications;

•	we might not have been the first to file patent applications for our inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	it is possible that our pending patent applications will not result in issued patents;

•	it is possible that there are prior public disclosures that could invalidate our inventions, or parts of our inventions, of which we are not aware;

•	it is possible that others may circumvent our rights;

•	it is possible that there are unpublished applications or patent applications maintained in secrecy that may later issue with claims covering our products or technology similar to ours;

•	the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the United States;

•	the claims of our patent applications, if and when issued, may not cover our product candidates;

•	any patents issued in our favor may not provide us with any competitive advantages, or may be narrowed in scope, be held invalid or unenforceable as a result of legal challenges by third parties;

•	we may not develop additional proprietary technologies for which we can obtain patent protection; or

•	the patents of others may have an adverse effect on our business.

We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect, and we have limited control over the protection of trade secrets used by our collaborators and suppliers. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods, and know-how. If our confidential or proprietary information is divulged to or acquired by third parties, including our competitors, our competitive position in the marketplace will be harmed and our ability to successfully penetrate our target markets could be severely compromised.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation would have a material adverse effect on our business.

Our commercial success depends upon our ability to develop, manufacture, market, and sell our vehicles and use our proprietary technologies without infringing the proprietary rights of third parties. There is a substantial amount of litigation involving patent and other intellectual property rights in the automotive industry, and related industries generally. If a third party claims that we infringe its intellectual property rights, we may face a number of issues, including, but not limited to:

•	infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;

•
substantial damages for infringement, which we may have to pay if a court decides that the product at issue infringes on or violates the third party’s rights, and if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

•	a court prohibiting us from selling our vehicles unless the third party licenses its product rights to us, which it is not required to do;

•	if a license is available from a third party, we may have to pay substantial royalties, upfront fees and/or grant cross-licenses to intellectual property rights for our products; and

•	redesigning our vehicles or processes so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations or otherwise have a material adverse effect on our business, results of operations, financial condition, and prospects.

We may be subject to claims that our future employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the automotive and related industries, we will employ individuals who were previously employed at other automotive companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these future employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management, which would adversely affect our financial condition.

Risks Related to Ownership of Our Common Stock

Our share price is likely to be highly volatile and may be influenced by numerous factors that are beyond our control.

A low share price and low market valuation may make it difficult to raise sufficient additional cash due to the significant dilution to current stockholders. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	plans for, progress, and development of our signature vehicle;

•	the failure to acquire a Jeep dealership;
•	accelerated entry into the electric vehicle market by larger automobile manufacturers;
•	the failure to acquire a Jeep dealership;
•	Jeep or Chrysler (which owns Jeep) producing a competitive electric vehicle based on the 4-Door Jeep Wrangler;

•	announcements of new products, technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	the success or failure of other electric vehicle companies;

•	failure of our vehicles to achieve commercial success;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	general market conditions and overall fluctuations in U.S. equity markets;

•	variations in our quarterly operating results;

•	changes in our financial guidance or securities analysts’ estimates of our financial performance;

•	changes in accounting principles;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	additions or departures of key personnel;

•	discussion of us or our stock price by the press and by online investor communities; and

•	other risks and uncertainties described in these risk factors.

In recent years the stock of other electric vehicle companies has experienced extreme price fluctuations that have been unrelated to the operating performance of the affected companies. There can be no assurance that the market price of our shares of common stock will not experience significant fluctuations in the future, including fluctuations that are unrelated to our performance. These fluctuations may result due to macroeconomic and world events, national or local events, general perception of the electric vehicle industry or to a lack of liquidity. In addition other electric vehicle companies or our competitors’ programs could have positive or negative results that impact their stock prices and their results, or stock fluctuations could have a positive or negative impact on our stock price regardless whether such impact is direct or not.

Stockholders may not agree with our business, marketing, engineering, and financial strategy, including additional dilutive financings, and may decide to sell their shares or vote against such proposals. Such actions could materially impact our stock price. In addition, portfolio managers of funds or large investors can change or change their view on us and decide to sell our shares. These actions could have a material impact on our stock price. In order to complete a financing, or for other business reasons, we may elect to consolidate our shares of common stock. Investors may not agree with these actions and may sell the shares. We may have little or no ability to impact or alter such decisions.

As a result of the Merger, we will incur additional expenses to comply with the requirements of being a public company in the United States.

As a public company, and particularly after we cease to be an “emerging growth company” or a “smaller reporting company”, we will incur significant legal, accounting and other expenses that EMAV did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC and U.S. stock exchanges impose numerous requirements on public companies, including requiring changes in corporate governance practices. Also, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. Our management and other personnel will need to devote a substantial amount of time to compliance with these laws and regulations. These requirements have increased and will continue to increase our legal, accounting, and financial compliance costs and have made and will continue to make some activities more time consuming and costly.

There is little current trading of shares or our common stock. Our stock price is likely to be highly volatile.

Although prices for shares of our common stock are quoted on the OTC QB, there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained. The OTC QB is generally regarded as a less efficient and less prestigious trading market than other national markets. There is no assurance if or when our common stock will be quoted on another more prestigious exchange or market. The market price of our common stock is likely to be highly volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

Because our common stock is a “penny stock,” trading therein will be subject to regulatory restrictions.

Our common stock is currently, and in the near future will likely continue to be, considered a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and other requirements may adversely affect the trading activity in the secondary market for our common stock.

We have not paid dividends in the past and we have no current plans to pay dividends on our common stock and investors must look solely to stock appreciation for a return on their investment in us.

We have no plans to pay, and we do not anticipate paying, any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. Investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Our officers, directors and principal stockholders, after the Merger, will be able to exert significant influence over the combined business and may make decisions that are not in the best interests of all stockholders.

After the Merger our officers, directors, and principal stockholders (greater than 5% stockholders) will collectively own approximately 63.9% of our fully-diluted common stock. As a result of such ownership, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of our company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of our company. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of our common stock. Moreover, the interests of this concentration of ownership may not always coincide with the combined company’s interests or the interests of other stockholders, and accordingly, they could cause the combined company to enter into transactions or agreements that it would not otherwise consider.

If we do not implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and disclosure controls and procedures quarterly. In particular, beginning with the year ending on December 31, 2014, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. If we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated, we could receive an adverse opinion regarding our internal controls over financial reporting from our accounting firm and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our stock could decline. For so long as we remain as an emerging growth company or a smaller reporting company, our accounting firm will not be required to provide an opinion regarding our internal controls over financial reporting.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our stock could be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We are a smaller reporting company and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Anti-takeover provisions in our Certificate of Incorporation and our Bylaws, as well as provisions of Delaware law, might discourage, delay or prevent a change in control of our company or changes in our Board of Directors or management and, therefore, depress the trading price of our common stock.

Our Certificate of Incorporation, Bylaws, and Delaware law contain provisions that may depress the market price of our common stock by acting to discourage, delay, or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove members of our Board of Directors or our management. Our corporate governance documents include provisions:

•	providing that directors may be removed by stockholders only for cause;

•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board of Directors;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; and

•	limiting the liability of, and providing indemnification to, our directors and officers.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock from engaging in certain business combinations with us. Any provision of our Certificate of Incorporation, Bylaws, or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that stockholders could receive a premium for their common stock in an acquisition.

Our common stock may not be eligible for listing on a national securities exchange.

Although, our common stock is currently quoted on the OTC Markets, to date, there has been no active public trading market for our common stock. Securities quoted in these venues often lack liquidity and analyst coverage, which may result in lower prices for our common stock than might be obtained in a larger, more established stock exchanges and may also result in a larger spread between the bid and asked price for our common stock. If a market for our common stock does not develop or is not sustained, it may be difficult for our stockholders to sell their shares of common stock at an attractive price or at all. In the absence of an active trading market for our common stock, stockholders may not be able to sell their common stock at or above the price at which they acquired the shares or at the time that they would like to sell. We cannot predict the prices at which our common stock will trade. In addition, we cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial qualitative listing standards, that we will be able to maintain any such listing.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes thereto and other financial information attached as exhibits to this Current Report on Form 8-K. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Current Report on Form 8-K.

The Merger is being accounted for as a reverse-merger and recapitalization. Electric Motors and Vehicles Company is the acquirer for financial reporting purposes and EMAV Holdings is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Electric Motors and Vehicles Company and will be recorded at the historical cost basis of Electric Motors and Vehicles Company, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of EMAV Holdings and Electric Motors and Vehicles Company, and the historical operations of Electric Motors and Vehicles Company and operations of the Combined Company from the closing date of the Merger.

As used in the discussion below, “we,” “our,” and “us” refers to the historical financial results of Electric Motors and Vehicles Company.

Overview of Our Business

Electric Motors and Vehicles Company (“EMAV”) was started in March, 2010 with the intent of bringing to market rugged electric vehicles. The business was initially focused on developing a relationship with the Jeep brand as that was the desired model to use for EMAV’s electric vehicles. EMAV designed a trailer/camper in conjunction with the MOPAR division of Jeep. The camper was approved as the first camper to be branded as a Jeep. EMAV sold the Jeep Camper directly through dealerships in 2010 and 2011. EMAV abandoned its involvement in the project in 2011 due to slow sales and the lack of financial resources to support marketing for the program.

Through 2011 and 2012 EMAV focused its efforts on electric vehicle technology to be used in vehicles it planned to introduce. EMAV also developed the “PRU”, or Power Regeneration Unit. It is a small camper designed to be towed behind an electric vehicle and is designed to significantly increase the range of the electric vehicle. EMAV has not commercialized the PRU and has not sold any units of the PRU. It is anticipated that at some time in the future the PRU may become one of the products offered by EMAV.

In 2013 EMAV once again focused its efforts on bringing to market a rugged electric vehicle. EMAV is describd as a a new car company which we propose to operate out of Northeast Indiana. EMAV will design, assemble, and sell premium rugged sport adventure vehicles (“SAVs”), with an emphasis on offering electric versions. EMAV intends to acquire a Jeep automotive dealership through which it will conduct certain aspects of its operations, and which will also afford EMAV access to Jeep vehicles which will serve as the platform/foundation for its vehicle sales. The automotive industry has invested heavily in electric vehicle technology and most manufacturers are now introducing electric vehicles as part of their product line. In addition, a number of new companies have emerged which exclusively manufacture and sell electric vehicles. EMAV intends to be unique in the marketplace in that its proposed signature vehicle, the ES, will be based upon an existing iconic vehicle; the 4-door Jeep Wrangler.

EMAV has generated limited revenues from product sales, and no revenue from product sales during the years ended December 31, 2012 and 2011. To date, it we have funded our operations through the private sale of equity securities. We do not expect to generate revenue from product sales for at least the next nine months.

We have an accumulated deficit of $900,337 (unaudited) as of September 30, 2013. Our net loss  for the nine months ended September 30, 2013 was $190,888 (unaudited) as compared to $19,274 (unaudited) for the same comparable period in 2012. Substantially all of our operating losses resulted from expenses incurred in connection with our development of our vehicles and general and administrative costs associated with our operations.

We expect to continue to incur significant expenses and increasing operating losses for at least the next two to four years. In the near term, we anticipate that our expenses will increase as we:

•	complete our initial vehicle offering;

•	enter into production and marketing of our initial vehicle offering;

•	continue our development additional vehicle offerings;

•	maintain, expand and protect our intellectual property portfolio; and

•	provide general and administrative support for our operations.

To fund future operations we will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including the timing and results of our ongoing development efforts, the potential expansion of our current development programs, potential new development programs, and related general and administrative support. We anticipate that we will seek to fund our operations through public or private equity or debt financings or other sources. We cannot be certain that anticipated additional financing will be available to us on favorable terms, or at all.

In December, 2013 EMAV closed a merger transaction in which it became a wholly-owned subsidiary of EMAV Holdings, Inc., which was a public shell up to the closing of the merger transaction.

Financial Operations Overview

Revenue

We have generated limited revenues from product sales, with no such revenues earned for the nine months periods ended September 30, 2013 and 2012, and for the years ended December 31, 2012 and 2011, respectively. We do not expect to generate revenues from product sales for at least the next nine months. We may never generate revenues from product sales as we may never succeed in selling our initial vehicle or commercializing any other products or vehicles.

Operating Expenses

Operating expenses consist of depreciation expense and general and administrative expenses. We did not record any depreciation expense for the nine months periods ended September 30, 2013 and 2012, and for the year ended December 31, 2012 because the Company had fully depreciated or written off its fixed assets as of December 31, 2011. Depreciation expense recorded for the year ended December 31, 2011 was $999 and from March 11, 2010 (Inception) to September 30, 2013 was $4,760 (unaudited). The Company recorded a write-down of $18,648 in property and equipment for the year ended December 31, 2011 to a book value of $0 as of December 31, 2011 due to assessed impairment of value.

General and administrative expense (G&A) was $184,119 (unaudited) and $19,274 (unaudited) for the nine months periods ended September 30, 2013 and 2012, respectively, and was $19,394 and $148,348 for the years ended December 31, 2012 and 2011, respectively. G&A expense was $785,707 (unaudited) from March 11, 2010 (inception) to September 30, 2013 and primarily consisted of consulting expenses related to our development plans of our business and initial design of our vehicle, expenses related to our finance, business development and support functions, travel expenses, and professional fees for auditing, tax and legal services, expenses for the cost of preparing, filling and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims.

We expect that general and administrative expenses will increase materially as we operate as a public company. These increases will likely include salaries and related expenses, legal and consulting fees, accounting and audit fees, director fees, increased directors’ and officers’ insurance premiums, fees for investor relations services and enhanced business and accounting systems and other costs.

Other Income and Expenses

We did not record any other income for the nine months periods ended September 30, 2013 and 2012, for the years ended December 31, 2012 and 2011, and from March 11, 2010 (inception) to September 30, 2013.

Other expenses consisted of interest expense of $6,769 (unaudited) and $0 (unaudited) for the nine months ended September 30, 2013 and 2012, $0 for the years ended December 31, 2012 and 2011, and $6,769 (unaudited) from March 11, 2010 (inception) to September 30, 2013. Interest expense was accrued and recorded on $53,000 stockholder loan obtained by us on May 23, 2013 for our working capital needs. In conjunction with the execution of stockholder loan, we agreed to issue 100,000 shares of our common stock to the lender as additional consideration and recorded a debt discount of $30,000 which is being accreted to interest expense over the term of the loan. For the nine months ended September 30, 2013, we recognized and recorded an interest expense of $5,455 (unaudited) related to the accretion of debt discount. Total interest expense recorded from March 11, 2010 (inception) to September 30, 2013 was $6,768 (unaudited).

In June 2010, we acquired three limited liability companies (“LLCs”) registered in the state of Indiana, with the purpose to start a consortium of manufacturers and suppliers for our electric vehicles. We issued in 2010, 202,000 shares of our common stock valued at $101,000 for the purchase of the LLCs. Management subsequently revised its strategy and business plans and dissolved each of the three LLCs. The LLCs had no assets, no employees, no bank accounts, and no money-making operations since their formation. We recorded a write-off of investments in LLCs of $101,000 for the year ended December 31, 2010. Total write-off of investments in LLCs recorded by us from March 11, 2010 (inception) to September 30, 2013 was $101,000.

Liquidity and Capital Resources

Since our inception our operations have been primarily financed through private sales of our equity. We have devoted our resources to funding the development of our initial vehicle. We have incurred operating losses in most years since our inception and we expect to continue to incur operating losses into the foreseeable future as we advance the ongoing development of our initial vehicle.

As of September 30, 2013, we had $163,669 of cash and cash equivalents compared to $0 at December 31, 2012. We believe that our existing capital resources, together with interest thereon, will not be sufficient to meet our projected operating requirements for at least the next 12 months and we will need to raise additional capital. Based on our operating plan, we will need additional funds to meet operational needs and capital requirements for product development and commercialization. We currently have no credit facility or committed sources of capital. To fund future operations we will need to raise additional capital and our requirements will depend on many factors, including the following:

Funding may not be available to us on acceptable terms or at any terms. If we are unable to obtain adequate financing when needed, we may have to delay, reduce the scope of, or even suspend development of our initial vehicle. We may seek to raise any necessary additional capital through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our vehicle and future revenue streams, and we may have to grant licenses on terms that may not be favorable to us. If we do raise additional capital through public or private equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

The accompanying financial statements for the nine months ended September 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011 have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We have continuing net losses and negative cash flows from operating activities. In addition, we have deficiencies in working capital as of most of the balance sheet dates. These conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern. These circumstances caused our independent registered public accounting firm to include an explanatory paragraph in their report dated December 31, 2013, regarding their concerns about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to obtain additional financing as may be required to fund current operations. Management’s plans include selling our common stock to investors to raise working capital for operations and there is no assurance these plans will be realized.

Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2013 was $193,314 (unaudited) which resulted primarily from the loss of $190,888 (unaudited), amortization of debt discount of $5,455, increase in accounts receivable of $9,145, and increase in other current liabilities of $1,264. Net cash used in operating activities for the nine months ended September 30, 2012 was $19,274 which resulted due to the net loss of $19,274 for the nine months ended September 30, 2012.

Net cash used in operating activities for the year ended December 31, 2012 was $19,394 which resulted due to the net loss of $19,394 for the year ended December 31, 2012. Net cash used in operating activities for the year ended December 31, 2011 was $165,145 which resulted primarily due the net loss of $167,995 for the year ended December 31, 2011, depreciation expense of $999, write-down of fixed assets of $18,648, decrease in accounts receivable of $68,578, and decrease in accounts payable of $85,375.

Net cash used in operating activities from March 11, 2010 (inception) to September 30, 2013 was $727,423 (unaudited) which resulted primarily from the loss of $900,337 (unaudited), depreciation expense of $4,760, amortization of debt discount of $5,455, write-down of fixed assets of $18,648, issuance of founders shares of $35,932, write-off of investment in three limited liability companies of $101,000, increase in accounts receivable of $9,145, increase in accounts payable of $15,000, and increase in other current liabilities of $1,264.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2013 and for the year ended December 31, 2012 was $0. Net cash used in investing activities from March 11, 2010 (inception) to September 30, 2013 was $23,408 (unaudited) due to the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities for nine months ended September 30, 2013 was $356,983 (unaudited) primarily due to cash proceeds of $307,450 received from sale of common stock, cash proceeds of $53,000 received from a stockholder on execution of a promissory note, cash payment of $500 against a short term loan, cash payment of $17 against a line of credit, and cash payment of $2,950 against the promissory note. Net cash provided by financing activities for the nine months ended September 30, 2012 was $19,000 due to cash received from sale of our common stock of $18,500 and cash proceeds of $500 received in short term loan.

Net cash provided by financing activities for the year ended December 31, 2012 was $19,017 primarily as a result of sale of common stock for cash proceeds of $18,500, cash proceeds of $500 for short term loan, and net cash proceeds of $17 against a line of credit. Net cash provided by financing activities for the year ended December 31, 2011 was $163,500 due to cash received from sale of our common stock.

Net cash provided by financing activities from March 11, 2010 (inception) to September 30, 2013 was $914,500 (unaudited) primarily due to cash proceeds of $864,450 received from sale of common stock, cash proceeds of $53,000 received from a stockholder on execution of a promissory note and cash payment of $2,950 against the promissory note.

As a result of the above activities, we experienced a net increase in cash of $163,669 (unaudited) for the nine months ended September 30, 2013. Our ability to continue as a going concern is still dependent on our success in obtaining additional financing from investors or from sale of our common stock.

Contractual Commitments and Contingencies

The following table summarizes our obligations and commitments to make future payments under our contractual obligations:

Contractual Obligations

Stockholder Note Payable

On May 23, 2013, we executed a promissory note (the “Note”) with a stockholder third party lender in the principal amount of $53,000. The terms of the Note required us to make (a) a principal payment of $3,000 on or before June 6, 2013, and (b) fifteen (15) monthly payments of $3,790 each, including principal and interest, beginning  February 2014 through April 2015, at which time the entire principal amount, plus any and all accrued interest shall be due and payable. We made the principal payment of $3,000 before June 6, 2013. The following table shows our contractual obligation to make the payments in accordance with the terms of the Note.

For the year ended
December 31, 2013	$-
December 31, 2014	41,690
December 31, 2015	15,160
Total Contractual Obligations	$56,850

Other Obligations

In October 2013, we entered into a settlement agreement with a creditor to pay $15,000 of which we paid $3,000 in November 2013 and agreed to pay twelve monthly installments of $1,000 each starting December 2013.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements which we have prepared in accordance with U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We have identified the following accounting policies that we believe require application of management’s most subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our actual results could differ from these estimates and such differences could be material.

While our significant accounting policies are described in more detail in Note 2 of our annual consolidated financial statements included in this Current Report on Form 8-K, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

Accounts and Advances Receivable

Accounts receivable represent income earned from sale of products for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and stated at the amount management expect to collect from balances outstanding at period-end. Management estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay.

The Company reviews its advances receivable for impairment whenever events or changes in circumstances indicate that the carrying amount of the receivable may not be recovered. If such receivables are considered to be impaired, the impairment loss recognized in operations is the amount by which the carrying value exceeds the fair value of the receivable.

Revenue Recognition

The Company recognizes revenues when persuasive evidence of an arrangement exists; delivery has occurred; price is fixed or determinable; and collectability of the related receivable is reasonably assured. The Company closely follows the provisions of ASC 605, “Revenue Recognition”, which includes the guidelines of Staff Accounting Bulletin No. 104.

Development Stage Risk

The Company has earned minimal revenues from operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”. Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, shareholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Stock-Based Compensation

In accordance with ASC 718, Compensation – Stock Compensation, the Company accounts for share-based payments to employees using the fair value method. All transactions in which goods or services are received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company generally uses the Black-Scholes option pricing method to compute the fair value of options or warrants granted for goods or services.

Share based payments to non-employees are accounted for under the measurement and recognition criteria of ASC 505-50 “Equity Based Payments to Non-Employees”.

Off-Balance Sheet Arrangements

Since March 11, 2010 (inception) through September 30, 2013, we have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B. We did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special-purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Financial Statements and Supplementary Data

This information is included in the financial statements of Electric Motors and Vehicles Company included as Exhibit 99.2 to this Report Current Report on Form 8-K.

Newly adopted accounting pronouncements

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-02 or ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU 2013-02 requires reporting and disclosure about changes in accumulated other comprehensive income balances and reclassifications out of accumulated other comprehensive income.

Quantitative and qualitative disclosures about market risk

The primary objective of our cash management activities is to preserve our capital to fund our operations. We also seek to maximize income from our cash and cash equivalents without assuming significant risk. To achieve our objectives, we maintain a portfolio of cash and cash equivalents in a variety of securities of high credit quality.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no changes in or disagreements with our accountants on accounting or financial disclosure matters during 2011, 2012 or the nine months ended September 30, 2013.

Directors and Executive Officers

Biographical Information

The table below sets forth information about our directors and executive officers after giving effect to the Merger:

Name	Age	Position

Keith A. Rosenbaum	55	Chairman of Board of Directors; Chief Executive Officer; Chief Financial Officer; Secretary
Wilhelm Cashen	61	Chief Technology Officer
Michael T. Conway	52	Chief Operating Officer

Executive Officers

Keith A. Rosenbaum has served as EMAV’s CEO, CFO, and Secretary since EMAV’s formation in March, 2010. Keith brings with him over 30-years of experience and a well-deserved reputation as a “deal maker”, having been profiled in Forbes, The Wall Street Journal, and Inc. Magazine. Keith has curtailed his commitment as Managing Partner of SPECTRUM LAW GROUP, LLP, where he focuses on “deals” (capital intensive financing transactions, both public and private; mergers and acquisitions; and, business formation and partnering arrangements) in order to serve as CEO of EMAV. In his role as advisor, and not “just the attorney”, to many of his clients, Keith has relied upon his experience to provide exceptional analytical and execution skills, counseling his clients in virtually all areas of business. A graduate of Cal. State Fullerton with a degree in Finance, Keith graduated from California Western School of Law (Magna Cum Laude) and holds an LL.M. degree in Taxation from New York University School of Law.

 Wilhelm Cashen has served as EMAV’s Chief Technology Officer since EMAV’s formation in March, 2010. Wil has been in the OEM automotive industry for over 30 years, building successful automotive OEM engineering, manufacturing, and technical services companies. He has applied his broad experience to achieve success with disruptive automotive technology domestically and internationally, creating early intercooler and charge air heat exchangers production systems, products, and programs. He also had similar successes with turbochargers and systems development involving the wide spread introduction, manufacturing, and deployment of charger air cooler technology in the mid 1980’s for many of the world’s largest automobile manufacturers. Wil was the founder and driving force behind a company that developed the technology which enabled the transformation to robotic dark room manufacturing worldwide. This strategy was based on his proprietary software and electromagnetic actuation and motor control technology. With his extensive background in automotive production and engine development, Wil has developed web applications for the direct sales and service of vehicles, selling hundreds of sports cars world-wide through a customer direct program.

Mike Conway joined EMAV in June, 2013 as Chief Operating Officer. Mike started his business career with sales and management leadership roles at McCaw Cellular and Pitney Bowes. In 1992 Mike and a business started a sourcing warehousing distribution company for manufacturers. Over the course of the next 16-years Mike grew the business into an industry leader and sold the company in 2008. Thereafter, Mike started another successful venture which manufactures and distributes protective eyewear for the military and police tactical markets. As a highly successful senior-level executive, Mike brings to EMAV the ability to build and lead high performing teams by leveraging his expertise in sales management, business development, marketing and customer relationships. Mike is a graduate of Arizona State University (Business) and is actively involved in numerous charitable organizations.

Relationships between Members of the Board of Directors

There currently just one individual serving on our Board Directors, Keith A. Rosenbaum. Mr. Rosenbaum has no familial relationship with any other executive officers.

Director Independence

Our sole director, Mr. Rosenbaum, is not an independent director, using the definition of independence set forth in the rules of the NASDAQ Stock Market. Our securities are not listed on any national securities exchange and therefore we are not subject to any director independence standards.

Board Committees and Charters

Audit Committee

We do not currently have a separately constituted audit committee. We intend to constitute an Audit Committee in 2014 and commence a search for new qualified board members, one of whom will meet the definition of an “audit committee financial expert”. The board of directors also intends to adopt a written audit committee charter.

Compensation Committee

We do not currently have a separately constituted compensation committee. We intend to constitute a compensation committee in 2014 and commence a search for new qualified board members. The board of directors also intends to adopt a written compensation committee charter.

Nominating Committee

We do not currently have a separately constituted nominating committee. Our board of directors has not yet determined whether to create a Nominating Committee.

Code of Ethics

We have not yet adopted a Code of Ethics, which would apply to our chief executive officer and chief financial officer, or to all directors and employees. Our board of directors plans to adopt a code of ethics.

Stockholder Communications

Although we do not have a formal policy regarding communications with our board of directors, stockholders may communicate with the board of directors by writing to us at 1900 Main Street, Suite 300, Irvine, California, 92614, Attention: Chief Executive Officer. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate. All such communications may also be E-Mailed to keith@emavco.com.

Board Structure

Our board of directors consists of one member, Mr. Rosenbaum, who consequently serves as our chairman of the board. We intend to add additional Board members, some of which will be executive management and others who will satisfy the definition of an independent director using the definition of independence set forth in the rules of the NASDAQ Stock Market.

Board Assessment of Risk

Our Board of Directors oversees our risk management function. Our management keeps the Board of Directors apprised of material risks and provides directors access to all information necessary for them to understand and evaluate how these risks interrelate and how management addresses those risks. If the identified risk poses an actual or potential conflict with management, our non-employee directors may conduct the assessment. Currently, the primary risks affecting us are access to financing and the development of our initial vehicle.

Board Diversity

While we do not have a formal policy on diversity, our Board of Directors considers diversity to include the skill set, background, reputation, type and length of business experience of our board of directors members, as well as, a particular nominee’s contributions to that mix. Our Board of Directors believes that diversity brings a variety of ideas, judgments, and considerations that can benefit our stockholders and us. Although there are many other factors, the Board of Directors primarily seeks individuals with experience in the automotive industry and other disciplines which will benefit us in the production and marketing of our vehicles.

Executive Compensation

The following information presents the compensation paid to our principal executive officer and our two most highly compensated executive officers in 2012. We refer to these executive officers as the Named Executive Officers.

Summary Compensation Table
Name and Principal Position	Year	Salary	All Other Compensation	Total
Wilhelm Cashen	2012	$-0-	$8,500.00	$
Chief Technology Officer

Executive Employment Agreements and Change-in-Control Arrangements

We have not entered into employment agreements or change-in-control arrangements with any of our executive officers. Each of our executive officers is an at-will employee and their employment relationship with us may be terminated at any time.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2012 we did not have any outstanding stock options or stock awards in favor of any executive officer. At this time we have no plans to adopt any equity award program though that could change in the future.

Director Compensation

None of our directors have been compensated for their service as a director. We did not award any equity compensation to our directors during 2012.

Related Person Transactions

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and officers, as described in the section titled “Indemnification of Directors and Officers.”

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of December 27, 2013, after giving effect to the Merger, by:

•	each person or group who is known by us to beneficially own more than 5% of our common stock;

•	each director;

•	our named executive officers; and

•	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 53,502,565 shares of common stock outstanding at December 27, 2013, after giving effect to the Merger. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or will be exercisable within 60 days of December 27, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person or entity is c/o EMAV Holdings, Inc., 1900 Main Street, #300, Irvine, California, 92614.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned		Percentage of Total Voting Power

Directors and Named Executive Officers:
Keith A. Rosenbaum	18,141,434		33.9%
Wilhelm Cashen	13,000,000		24.3%
Michael T. Conway	833,333		1.6%

All executive officers and directors as a group ( persons)	31,974,767		59.8%

5% Stockholders
Lawrence D. Miller	3,266,667	(2)	6.1%

(1)  Address for all individuals is 1900 Main Street, #300, Irvine, CA 92614

(2)  Includes 1,000,000 shares Mr. Miller has the right to acquire through the exercise of options within 60-days of December 27, 2013.

Market Price and Dividends on our Common Equity and Related Stockholder Matters

Market Information

The common stock of EMAV Holdings has been eligible for quotation on the OTC Electronic Bulletin Board under the symbol “POPS” since on around October 1, 2011. Two hundred (22) shares traded during the quarter ended September 30, 2013 at an average price of $32 per share. In connection with the Merger, we applied to change the trading symbol of the common stock to “EMAV” with the Financial Industry Regulatory Authority, Inc. We have been notified that our application has been approved and that our common stock will be eligible for quotation on the OTC Electronic Bulletin Board under the symbol “EMAV” commencing on January 3, 2014.  Until. January 3, 2014 our common stock will be eligible for quotation under the symbol “POPS”.

Holders

The number of holders of record of our common stock as of December 27, 2013, after giving effect to the Merger, was 252. This number does not include an undetermined number of stockholders whose stock is held in “street” or “nominee” name.

Equity Repurchases

We have not repurchased any equity during the last 3-years of the date of this Report.

Dividends

Electric Motors and Vehicles Company has never declared or paid any cash dividends. EMAV Holdings has never declared or paid any cash dividends.

Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings, if any, for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not authorized any equity compensation as of December 31, 2012. There are no equity compensation plans that have not been approved by our security holders.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Shares Eligible for Future Sale

Upon the consummation of the Merger, we had 51,002,565 shares of common stock outstanding, of which our directors and executive officers beneficially own 31,974,767 shares. Of the 51,002,565 shares held by our stockholders, 117,717 shares are freely tradable. No shares issued in connection with the Merger can be publicly sold under Rule 144 of the Securities Act until 12 months after we file this report with the SEC. In general, Rule 144 provides that any non-affiliate of Electric Motors and Vehicles Company, who has held restricted common stock for at least 12-months, is entitled to sell their restricted stock freely, provided that we remain current in our SEC filings. After 12-months, a non-affiliate may sell without any restrictions.  Once the 12-month period has lapsed, an officer, director or other person in control of us may sell shares of common stock subject to the following restrictions:

•	we are current in our SEC filings,

•	certain manner of sale provisions,

•	filing of Form 144, and

•
volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Description of Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our certificate of incorporation, bylaws, our outstanding warrants, registration rights, and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, the warrant and registration rights agreements, copies of which have been filed as exhibits to this Current Report on Form 8-K, as well as the relevant provisions of the Delaware General Corporation Law.

Common Stock

As of December 27, 2013, after giving effect to the Merger, there were 51,002,565 shares of common stock outstanding. In addition, as of December 27, 2013 there were outstanding warrants to purchase 2,500,000 shares of common stock. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution, or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors. All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or otherwise adversely affecting the rights of holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change of control and may adversely affect the market price of our common stock. As of December 27, 2013, no shares of preferred stock were outstanding, and we have no current plans to issue any shares of preferred stock.

Warrants

As of December 27, 2013, after giving effect to the Merger, there were outstanding warrants to purchase 2,500,000 shares of our common stock at an exercise price of $0.25 per share. The warrant has a net exercise provision and contains provisions for the adjustment of the exercise price and the number of shares issuable upon exercise in the event of certain stock dividends, stock splits, recapitalizations, reclassifications and consolidations. The warrant expires on April 14, 2016.

Registration Rights

Pursuant to the Subscription Agreements signed by our stockholders acquiring our shares for cash investment, the holders of 2,496,500 shares of our common stock, or their permitted transferees, are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights will expire when such securityholder is able to sell all of its shares pursuant to Rule 144 of the Securities Act, without any volume or timing restrictions. In an underwritten offering, the underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include in an offering.

Piggyback Registration Rights

If we propose to register the offer and sale of any of our securities under the Securities Act, in connection with the public offering of such securities the holders of 2,496,500 shares of our common stock, or their permitted transferees, will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations that may be imposed by the underwriters, if any, in such a registration. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (1) a registration related to an employee benefit plan; or, (2) a registration related to a corporate reorganizations or certain other transactions under Rule 145 of the Securities Act, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

Expenses of Registration

Generally, we are required to bear all registration expenses, other than selling expenses such as underwriting discounts and selling commissions, incurred in connection with the demand, piggyback, and Form S-1 and S-3 registrations described above.

Legal Proceedings

Although we may, from time to time, be a party to certain lawsuits in the ordinary course of business, we are not currently involved in any lawsuits that would have a material adverse effect on our results of operations, financial condition, or cash flows.

Certain Relationships and Related Transactions, and Director Independence

Our sole officer and director, Keith A. Rosenbaum, is the managing partner of Spectrum Law Group, LLP (“Spectrum”). Spectrum has been the sole provider of legal services to us. Spectrum has performed most of these services at no charge though at times has been paid nominal amounts for its services. Mr. Rosenbaum is also one of our founding stockholders. With those exceptions, none of the following parties has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of our directors or officers;

Any person proposed as a nominee for election as a director;

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

Any of our promoters;

Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Anti-takeover Effects of Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our board of directors and management. According to our certificate of incorporation and bylaws, the holders of our common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership and control of 59.8% of our issued and outstanding common stock by our executive officers and directors as a group and the lack of cumulative voting, makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the company by replacing our board of directors.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless.

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
at or subsequent to the time of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

Section 203 could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of Directors and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our Board of Directors or our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and bylaws:

•
permit our Board of Directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

•	provide that the authorized number of directors may be changed only by resolution of our Board of Directors;

•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that special meetings of our stockholders may be called only by the chairman of our Board of Directors, our chief executive officer or by our Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

Transfer Agent And Registrar

Our transfer agent and registrar is Corporate Stock Transfer: 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado, 80209. Their telephone number is (303) 282-4800.

Indemnification of Directors and Officers

Our certificate of incorporation provides that none of our directors will be personally liable to us, or our stockholders, for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is, or threatened to be, made a party to any lawsuit or other proceeding for expenses, judgment, and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, and vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers. We have further provided in our certificate of incorporation that no indemnification shall be available, whether pursuant to our certificate of incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a stockholders’ derivative action, against any directors and officers (or a director or officer sues us). This limitation is designed to ensure that if we are involved in litigation adverse to a director or officer, we do not have to pay for their legal fees.

We plan to enter into indemnification agreements with each of our executive officers and directors that will require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Upon the closing of the Merger, EMAV Holdings issued:

(1)	38,807,192 shares of common stock to 168 former stockholders of Electric Motors and Vehicles Company residing within the United States; and

(2)	33,333 shares of common stock to 1 former stockholder of Electric Motors and Vehicles Company residing outside the United States.

The issuances of the securities described in paragraph were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act (or Regulation D promulgated thereunder) as a transaction by an issuer not involving any public offering. Each recipient of securities (i) represented that such recipient was an accredited investor under Rule 501 of Regulation D or (ii) each recipient who was not an accredited investor, either alone or with a purchaser representative had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the Merger, or we reasonably believed immediately prior to the closing of the Merger that such recipient comes within this description. In accordance with Rule 506, no more than 35 recipients of the securities were non-accredited investors.

The issuances of the securities described in paragraph (2) were made outside the United States pursuant to Regulation S under the Securities Act.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03                      AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 26, 2013, immediately prior to the execution and delivery of the Merger Agreement, EMAV Holdings amended its certificate of incorporation to change the name of PopBig to “EMAV Holdings, Inc.”.

The Amended Certificate of Incorporation is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the name change, effective as of January 3, 2014, the trading symbol for the Company's common stock, which is quoted on the OTC Bulletin Board/OTCQB, will change from “POPS” to “EMAV".

On December 30, 2013 EMAV Holdings adopted December 31 as its new fiscal year-end in order for it to coincide with the fiscal year-end of its wholly-owned subsidiary, Electric Motors and Vehicles Company. The change in fiscal year-end shall be effective as of December 31, 2013.

ITEM 5.06                      CHANGE IN SHELL COMPANY STATUS

Upon the closing of the Merger on December 27, 2013, the Combined Company ceased to be a “shell company” as defined in Rule 12b-2 of the Exchange Act. See the disclosure under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 26, 2013, stockholders holding 51.4% of the issued and outstanding shares of common stock of EMAV Holdings executed a written consent in lieu of a meeting of the stockholders, pursuant to which the following action was approved:

the amendment of our certificate of incorporation effecting the change of our corporate name from PopBig Corp. to EMAV Holdings, Inc.

On December 27, 2013, stockholders holding 51.4% of the issued and outstanding shares of common stock of EMAV Holdings executed a written consent in lieu of a meeting of the stockholders, pursuant to which the following actions were approved:

the adoption and approval of the Merger, the Certificate of Merger to be filed with the Secretary of State of the State of Delaware effecting the Merger, the Merger Agreement and any and all transactions and agreements contemplated thereby.

On December 30, 2013, stockholders holding 62.7% of the issued and outstanding shares of common stock of EMAV Holdings executed a written consent in lieu of a meeting of the stockholders, pursuant to which the following actions were approved:

the adoption and approval of December 31 as the new fiscal year-end of EMAV Holdings in order for it to coincide with the fiscal year-end of its wholly-owned subsidiary, Electric Motors and Vehicles Company. The change in fiscal year-end shall effective as of December 31, 2013, and the officers of EMAV Holdings are authorized to take all action necessary to implement the new fiscal year-end.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), audited financial statements for the years ended December 31, 2012 and 2011 (Electric Motors and Vehicles Company), are filed with this Current Report as Exhibit 99.1, and unaudited financial statements for the nine months ended September 30, 2013 and 2012 (Electric Motors and Vehicles Company) are filed with this Current Report as part of Exhibit 99.1.

(b)	Pro Forma Financial Information in accordance with Item 9.01(b). Our pro forma financial statements are filed with this Current Report as Exhibit 99.2

(c)	Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits. See Exhibit Index following the signature page of this Current Report, which is incorporated by reference here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2013	EMAV HOLDINGS, INC.

	By:	/s/ Keith A. Rosenbaum
KEITH A. ROSENBAUM
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated December 27, 2013 by and among EMAV Holdings Corp., Electric Motors and Vehicles Company Inc., and EV Pop Acquisition Company

3.1	Amendment to Certificate of Incorporation

3.2	Certificate of Merger

4.1	Form of Common Stock certificate

21.1	Subsidiaries

23.1	Report of Independent Registered Public Accounting Firm

99.1
Audited financial statements of EMAV Holdings, Inc. for the years ended December 31, 2013 and 2012, and unaudited condensed financial statements of EMAV Holdings, Inc. for the nine months ended September 30, 2013 and 2012

99.2	Pro forma financial statements